UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
BILL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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October 25, 2024
To Our Stockholders:
Eighteen years ago, we founded BILL with the mission to make it simple for SMBs to connect and do business. We created a category as we set out to help businesses automate their financial back offices. Early on, we knew it was important to partner with SMBs' most trusted advisors to develop the market. That is why we built an ecosystem that strategically integrates with accounting firms and the top banks in the country. Today we serve nearly half a million SMBs, and we have ambitions to serve millions more.
Fiscal 2024 was an important year for BILL. We delivered more innovations to SMBs. We launched our integrated platform, made capital more accessible, and empowered small and midsize businesses with insights and control of their cash flow. In addition, we built tight organizational alignment, laying the foundation for future growth. During the year, we delivered strong growth and enhanced profitability as we executed on our objective to be the essential financial operations platform for SMBs.
During fiscal 2024, we delivered nearly $1.3 billion in revenue and achieved 22% year-over-year revenue growth, despite continued macroeconomic challenges. We also expanded upon our profitability profile on a Non-GAAP basis and delivered approximately $258 million of Free Cash Flow. Strong demand for our platform combined with our disciplined investment approach and rigorous execution led to Non-GAAP Net Income of $244 million.
We are most proud of the significant number of SMBs we empower each and every day. As of June 30, 2024, nearly 475,000 businesses used BILL as their central hub of financial operations. We expanded our network to 7.1 million members. By making it easy for buyers and suppliers to connect and transact payments, we enabled nearly $300 billion in total B2B payment volume across our platform, representing approximately 1% of U.S. GDP and a significant milestone.
As we turn to this year’s annual meeting, we ask for your voting support for our Board members, 2024 executive compensation program, amendment to our certificate of incorporation and other items described in this proxy to enable us to continue to deliver strong financial results and to advance our mission to help SMBs thrive.
We encourage your participation in our annual meeting, invite your input throughout the year, and thank you for your trust and ongoing support of BILL.

Sincerely,

René Lacerte Chief Executive Officer and Director

BILL HOLDINGS, INC.
6220 America Center Drive, Suite 100
San Jose, California 95002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Thursday, December 5, 2024 at 9:00 a.m. Pacific Time.

Place:	The meeting can be accessed by visiting www.virtualshareholdermeeting.com/BILL2024, where you will be able to listen to the meeting live, submit questions and vote online.

Agenda		Board’s Voting Recommendation

Proposal 1
Elect the four Class II directors named in the accompanying definitive proxy statement (the Proxy Statement), each to serve a three-year term expiring at the 2027 annual meeting of stockholders and until such director’s successor is elected and qualified.
✔ FOR each director nominee

Proposal 2	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending June 30, 2025.	✔ FOR

Proposal 3	Approve, on a non-binding advisory basis, the compensation paid by us to our Named Executive Officers as disclosed in the Proxy Statement (commonly referred to as “Say-on-Pay”).	✔ FOR

Proposal 4
To approve an amendment to our Restated Certificate of Incorporation to limit the liability of certain officers as permitted pursuant to recent amendments to the Delaware General Corporation Law (DGCL).
✔ FOR

We will also consider and act upon other business as may properly come before the 2024 Annual Meeting of Stockholders (the Annual Meeting) of BILL Holdings, Inc. (the Company or BILL) or any adjournment or postponement of the Annual Meeting.

Record Date:	Only stockholders of record at the close of business on October 10, 2024 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

Voting:
Each share of common stock that you own represents one vote. For questions regarding your stock ownership, you may contact us through our website at investor.bill.com or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A., through its website at www-us.computershare.com or by phone at (800) 736-3001.

This notice of the Annual Meeting, the Proxy Statement and the form of proxy are being distributed and made available on or about October 25, 2024.

Whether or not you plan to attend the virtual Annual Meeting, we encourage you to vote and submit your proxy through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

By Order of the Board of Directors,

Raj Aji
Chief Legal Officer, Chief Compliance Officer, and Secretary
San Jose, California
October 25, 2024

BILL HOLDINGS, INC.

PROXY STATEMENT FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the SEC), and is designed to assist you in voting your shares. In addition, our fiscal year ends on June 30. Unless otherwise noted, any reference to a year preceded by the word “fiscal” refers to the twelve months ended June 30 of that year. For example, references to “fiscal 2024” refer to the twelve months ended June 30, 2024. Any reference to a year not preceded by “fiscal year” refers to a calendar year.

i

FISCAL 2024 GRANTS OF PLAN-BASED AWARDS TABLE	58
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE	59
FISCAL 2024 STOCK OPTION EXERCISES AND STOCK VESTED TABLE	60
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	60
PAY-VERSUS-PERFORMANCE DISCLOSURE	63
CEO PAY RATIO	67
EQUITY COMPENSATION PLAN INFORMATION	68
OUR PROPOSALS	69

PROPOSAL NO. 1: ELECTION OF DIRECTORS	69

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	70
Independent Registered Public Accounting Firm Fees and Services	70
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	71
Changes in Independent Registered Public Accounting Firm	71

PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	72
PROPOSAL NO. 4: APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO PERMIT THE EXCULPATION OF OFFICERS FROM PERSONAL LIABILITY FOR CERTAIN BREACHES OF THE DUTY OF CARE	73

ii

BILL HOLDINGS, INC.
6220 America Center Drive, Suite 100
San Jose, California 95002

PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

OUR BOARD OF DIRECTORS
WHO WE ARE
Our Board of Directors (our Board) currently consists of 12 directors, all of whom, other than Mr. Lacerte, qualify as “independent” under the listing standards of The New York Stock Exchange (the NYSE Listing Standards). Our Board is divided into three classes with each class serving for three years and the terms of office of the respective classes expiring in successive years. Directors in Class II will stand for election at the Annual Meeting for a three-year term ending upon the 2027 Annual Meeting of Stockholders. The terms of office of directors in Class I and Class III will expire at the annual meetings of stockholders to be held in 2026 and 2025, respectively.
Director Nominees
The following four directors have been nominated for election at the Annual Meeting:

Aida Alvarez Former Administrator, U.S. Small Business Administration Age: 75 Independent Director since: May 2022 Term Expires: 2024 Committees and Positions: • Nominating and Corporate Governance
Experience

 •
Served in the Clinton Administration (1992 – 2001), including as Administrator of the U.S. Small Business Administration (1996 – 2001), where she was the first Latina to serve in a U.S. President’s Cabinet, and as Director of the Office of Federal Housing Enterprise Oversight
 •
Founding Chair Emerita, Latino Community Foundation
 •
Previously, served in senior roles at Bear Stearns and First Boston

Education • A.B., English, Harvard University

Current Board Service

 •
Director, Fastly, Inc. (NYSE: FSLY), a cloud computing company (August 2019 – Present)
 •
Director, HP Inc. (NYSE: HPQ), a multinational technology company (June 2016 – Present)
 •
Director, Stride, Inc. (NYSE: LRN), an education company (April 2017 – Present)

Former Board Service

 •
Director, Oportun Financial Corp. (Nasdaq: OPRT), an online lending company (August 2011 – November 2022)
 •
Director, Walmart, Inc. (NYSE: WMT), a multinational retail corporation (June 2006 – June 2016)
 •
Director, MUFG Union Bank, a full-service bank (October 2004 – June 2014)
 •
Director, Pacificare, Inc. (now UnitedHealth Group, Inc.) (NYSE: UNH), a multinational managed healthcare and insurance company (November 2003 – July 2005)

Skills and Qualifications

Senior Operating Leadership Experience, Enterprise Risk Management - Cybersecurity, Payments and Regulatory Expertise and Governance Experience developed through her extensive board experience and career serving in financial service institutions in both the public and private sectors, including at the U.S. Small Business Administration

Steve
Fisher

President and General Manager,
Einstein 1 Platform and
Unified Data Services,
Salesforce.com

Age: 60

Independent Director since: February 2021

Term Expires: 2024

Committees and Positions

 •
Cybersecurity, Chair

Experience

 •
President and General Manager, Einstein 1 Platform and Unified Data Services, Salesforce.com, Inc. (NYSE: CRM), a cloud-based software company (July 2021 – Present)
 •
Senior Vice President and Chief Technology Officer, eBay, Inc. (Nasdaq: EBAY), an online marketplace (September 2014 – May 2019)
 •
Executive Vice President, Technology, Salesforce.com (NYSE: CRM) (December 2008 – September 2014)

Education • B.S., Mathematical and Computational Science, Stanford University • M.S., Computer Science, Stanford University

Current Board Service • Director, Copart Inc. (Nasdaq: CPRT), a provider of online vehicle auction and automotive remarketing services (July 2019 — Present)

Former Board Service

 •
Director, FD Technologies Public Limited Company (LON: FDP), a provider of products and consulting services (September 2020 – January 2022)
 •
Director, Vonage Holdings Corp. (formerly: VG), a cloud communications company (January 2013 – October 2021)
 •
Director, Safeguard Scientifics, Inc. (Nasdaq: SFE), a venture capital and consulting firm (May 2015 – June 2018)

Skills and Qualifications

Senior Operating Leadership Experience, Enterprise Risk Management - Cybersecurity, Payments and Regulatory Expertise, and Governance Experience developed over more than 25 years in leadership positions in the technology industry including in his current role at Salesforce, as well as his prior role, in which he was responsible for creating, scaling, managing and securing the company's industry – defining platforms, and his time serving as Senior Vice President and Chief Technology Officer at eBay, where he drove the company’s strategy and was responsible for overseeing the product experience, technology platform, and payments initiative.

Allison
Mnookin

Former Software Executive;
Senior Lecturer at
Harvard Business School

Age 54

Independent Director since: July 2019

Term Expires 2024

Committees and Positions:

 •
Compensation, Chair

 •
Compliance and Payment Operations Risks (Subcommittee)

Experience

 •
Senior Lecturer of Business Administration, Harvard Business School (July 2017 – Present)
 •
Chief Executive Officer, QuickBase, Inc., an online application software company (April 2016 – November 2016)
 •
Vice President and General Manager, QuickBase (July 2010 - March 2016), and various Vice President roles (2007-2010) including General Manager, QuickBooks (2002- 2007), Intuit, Inc. (Nasdaq: INTU), a financial software company

Education • A.B., Women’s Studies, Harvard University • M.B.A., Harvard Business School

Current Board Service

 •
Director, LPL Financial Holdings, Inc. (Nasdaq: LPLA), a technology, brokerage and investment advisory services company (June 2018 – Present)
 •
Member, Advisory Board of the Mass. Fintech Hub (March 2022 – Present)

Former Board Service

 •
Director, QuickBase, Inc., an online application software company (March 2016 – April 2019)
 •
Director, Fleetmatics Group PLC, a SaaS fleet management provider (March 2014 – November 2016)

Skills and Qualifications

Senior Operating Leadership Experience, Payments / FinTech Expertise, and SaaS / Technology / Innovation Experience developed over her two decades as a technology executive for successful cloud and business software companies, including as CEO of QuickBase, where she was responsible for setting the company’s business strategy and overseeing a client base of more than 500,000 business subscribers, including more than 50% of the Fortune 100. She also served as a Vice President and General Manager at Intuit where she led a $500 million small business product portfolio, including QuickBooks, and was instrumental in the creation and growth of many new products, including Quicken Loans.

Alison
Wagonfeld

Chief Marketing Officer,
Google Cloud and Vice
President, Marketing,
Alphabet

Age: 54

Independent Directorsince: October 2022

Term Expires: 2024

Committees and Positions:

 •
Compensation

Experience

 •
Chief Marketing Officer for Google Cloud and Vice President, Marketing, Alphabet, Inc. (Nasdaq: GOOG), a multinational technology company (May 2016 – Present)
 •
Operating Partner, Emergence Capital Partners, a venture capital firm focused on early and growth-stage enterprise cloud companies (March 2013 – April 2016)
 •
Executive Director, Harvard Business School California Research Center (October 2001 – March 2013)
 •
Co-founder, Quicken Loans and Director of Marketing, Intuit, Inc., (Nasdaq: INTU), a financial software company (1996 – 1999)
 •
Worked in the investment banking division, Morgan Stanley & Co. LLC (NYSE: MS), a global investment bank

Education • B.A., Yale University • M.B.A., Harvard Business School

Current Board Service • Member, Advisory Board for the Yale University Jackson School for Global Affairs (March 2022 – Present)

Skills and Qualifications

Senior Operating Leadership Experience, SaaS / Technology / Innovation Experience, and Sales / Marketing Expertise gained over her over 25 year career in operational roles with hands-on experience with digital transformation, including in her current role serving as Chief Marketing Officer for both Google Cloud Platform and Google Workspace, where she has contributed to the rapid growth of Google Cloud, as well as her prior role as an operating partner at Emergence Capital, where she worked with over 30 SaaS companies, helping develop and refine their strategy and go-to-market plans and serving as a key advisor to portfolio company CEOs and senior executives.

Continuing Directors
In addition, the following eight directors will continue to serve until our 2025 or 2026 annual meetings of stockholders, as applicable:

René Lacerte Founder and CEO, BILL Age: 57 Director since: April 2006 Term Expires: 2026 Committees and Positions: • Board Chair
Experience

 •
Founder and Chief Executive Officer, BILL (April 2006 – Present)
 •
Founder, PayCycle, Inc., an online payroll solutions company that was later acquired by Intuit, Inc. (1999 – 2006)
 •
Group Product Manager, Intuit, Inc. (Nasdaq: INTU), a financial software company (1994-1999)

Education • B.A., Economics Stanford University • M.S., Industrial Engineering, Stanford University

Skills and Qualifications

Senior Operating Leadership Experience, Payments / FinTech Expertise, and SaaS / Technology / Innovation Experience gained over his extensive career in the finance, software, and payments industries, during which he launched Intuit’s first connected payroll product and helped build its bill payment and credit card businesses, then founded and led PayCycle, the first and then-largest online payroll solution, which was later acquired by Intuit, and finally founded our Company, which he has led since 2006.

Steven Cakebread Former CFO, Yext Age: 73 Independent Director since: May 2019 Term Expires: 2025 Committees and Positions: • Audit, Chair
Experience

 •
Chief Financial Officer, Yext Inc. (NYSE: YEXT), a software company (October 2014 – March 2022)
 •
Chief Financial Officer and Chief Accounting Officer, D-Wave Systems, Inc., a quantum computing company (March 2013 – September 2014)
 •
Chief Financial Officer company, Salesforce.com, Inc. (NYSE: CRM), a cloud-based software company (May 2002 – March 2008)

Education • B.S., Accounting, University of California, Berkeley • M.B.A., Indiana University

Former Board Service • Director, ServiceSource International, Inc., a service support provider (February 2010 – October 2017)

Skills and Qualifications

Senior Operating Leadership Experience, Finance / Accounting Expertise, and Strategy / M&A Expertise gained and developed during his extensive career serving as a Chief Financial Officer at multiple technology companies, where he had ultimate responsibility for all of their financial and accounting matters and was instrumental in helping to form their business strategies.

David
Hornik

General Partner, August Capital
General Partner, Lobby Capital

Age: 56

Independent Director since: May 2016

Term Expires: 2025

Committees and Positions:

 •
Nominating and Corporate Governance

Experience

 •
General Partner, August Capital, a venture capital firm focused on information technology (June 2000 – Present)
 •
Founder and General Partner, Lobby Capital, a venture capital firm (January 2021 – Present)

Education • A.B., Political Science and A.B., Computer Music, Stanford University • M. Phil, Criminology, Cambridge University • J.D., Harvard Law School

Current Board Service • Director, Fastly, Inc. (NYSE: FSLY), a cloud computing company (February 2012 – Present) • Currently serves on the boards of directors of several privately held companies

Former Board Service

 •
Director, Splunk, Inc. (Nasdaq: SPLK), a provider of machine data analytics software (August 2004 – September 2017)
 •
Director, GitLab Inc. (Nasdaq: GTLB), a software development platform (March 2019 – March 2022)

Skills and Qualifications

SaaS / Technology / Innovation Experience, Strategy / M&A Expertise and Governance Experience gained over his more than 25 year career in the venture capital industry investing in a broad range of software companies, including enterprise application, infrastructure and SaaS businesses such as Splunk, financial technology companies such as WePay, and consumer services businesses such as Evite and Ebates.

Brian
Jacobs

Founder and General Partner,
Emergence Capital Partners

Founder and Managing Partner Moai Capital

Age: 63

Independent Director since: August 2007

Term Expires: 2025

Committees and Positions:

 •
Compensation

Experience

 •
Founder and General Partner, Emergence Capital Partners, a venture capital firm focused on early-stage enterprise software companies (January 2003 – Present)
 •
Founder and Managing Partner, Moai Capital, a seed capital firm (May 2019 – Present)
 •
Faculty member teaching venture capital finance, Stanford Graduate School of Business (2018 – Present)

Education • B.S. and M.S., Mechanical Engineering, Massachusetts Institute of Technology • M.B.A., Stanford Graduate School of Business

Current Board Service • Currently serves on the boards of directors of several privately held companies

Skills and Qualifications

Payments / FinTech Expertise, SaaS / Technology / Innovation Experience, and Strategy / M&A Expertise gained during his extensive career in the venture capital industry focused on helping develop and grow SaaS and B2B cloud service companies, including Intacct, Impartner, Drivewyze, Eversight, and InsideView.

Peter Kight Former Chairman and CEO, CheckFree Age: 68 Independent Director since: May 2019 Term Expires: 2026 Committees and Positions: • Nominating and Corporate Governance • Cybersecurity
Experience

 •
Senior Advisor, Commerce Ventures, LLC, a venture capital firm (December 2012 – March 2024)
 •
Senior Advisor (April 2013 – April 2015), Managing Partner (2010 – April 2013), Comvest Partners, a private equity firm
 •
Founder, Chairman and Chief Executive Officer, CheckFree, a provider of financial services technology that was acquired by Fiserv, Inc. (1981 – 2007)

Current Board Service • Chairman, Repay Holdings Corp. (Nasdaq: RPAY), a financial technology and payment processing solution provider (July 2019 – Present)

Former Board Service

 •
Director, Blackbaud, Inc. (Nasdaq: BLKB), a software company (December 2014 – February 2020)
 •
Director, Huntington Bancshares, Inc. (Nasdaq: HBAN), a bank holding company (June 2012 – April 2020)
 •
Chairman, Thunder Bridge Acquisition, Ltd., a special acquisition company (September 2017 – July 2019)

Skills and Qualifications

Senior Operating Leadership Experience, Payments / FinTech Expertise, and Strategy / M&A Expertise developed and gained over his career, including more than 25 years leading CheckFree, a company he founded, which provided financial electronic commerce solutions that enabled thousands of financial services providers and billers to process transactions and offer their customers the convenience of receiving and paying their bills online.

Allie
Kline

Founding Principal,
LEO DIX

Age: 53

Independent Director since: September 2020

Term Expires: 2025

Committees and Positions:

 •
Lead Independent Director

 •
Audit

 •
Nominating and Corporate Governance, Chair

Experience

 •
Executive Partner, Ethos Capital, a private equity firm (March 2024 - Present)
 •
Founding Principal, LEO DIX, a boutique management consulting firm (January 2020 – Present)
 •
Chief Marketing and Communications Officer, Verizon Media (AOL, Yahoo, Huffington Post, TechCrunch, MAKERS), a subsidiary of Verizon Communications Inc. (NYSE: VZ), a multinational telecommunications agency (June 2015 - September 2018)
 •
Chief Executive Officer, MAKERS, an AOL/Verizon Media women’s media brand (October 2016 - September 2018)
 •
Chief Marketing Officer, AOL, Inc. (formerly NYSE: AOL), an online services and digital media company (January 2013 - June 2015)

Education • B.S., Communications, Ithaca College

Current Board Service

 •
Director, Huntington Bancshares, Inc. (Nasdaq: HBAN), a bank holding company (April 2019 – Present)
 •
Currently serves on the boards of directors of several privately held companies

Former Board Service

 •
Director, Pier 1 Imports, Inc. (formerly: PIRRQ), a home furnishings retailer (September 2018 – September 2020)
 •
Director, Waddell & Reed Financial, Inc. (NYSE: WDR), an asset management and financial planning company (February 2020 – May 2021)

Skills and Qualifications

Enterprise Risk Management - Cybersecurity, Payments and Regulatory Expertise, Sales / Marketing Expertise, and Governance Experience gained and developed serving as Chief Marketing Officer at several leading technology and media companies, including Verizon Media, where she oversaw 20+ distinctive digital brands reaching one billion consumers, and at AOL, where her responsibilities included global consumer and B2B marketing, external and internal communications, brand strategy and creative, and corporate citizenship and cause marketing.

Tina
Reich

Former SVP and Chief Credit Officer, American Express

Age: 48

Independent Director since: June 2022

Term Expires: 2026

Committees and Positions:

 •
Audit

 •
Cybersecurity

 •
Compliance and Payment Operations Risks, Chair (Subcommittee)

Experience

 •
Advisor, Medius, a B2B Sweden-based AI platform (August 2024 - Present)
 •
Advisor, Aspire FT Pte Ltd, a B2B Singapore-based financial services platform (May 2023 – Present)
 •
Advisor (August 2022 – Present), Head of Credit and Risk (May 2022 – August 2022), Theorem Partners, LLC, a financial technology and investment firm utilizing machine learning and data science
 •
Advisor, Clara, a B2B Latin American financial services company (March 2022 – Present)
 •
Senior Vice President and Chief Credit Officer of both the Global Business Financing, Payments and Digital Experiences group, and managed risk for the Global Merchant and Network Services Group, American Express Company (NYSE: AXP), a payment and card services company (March 2019 – December 2021)
 •
Chief Risk Officer and Chief Data Scientist, Credibly, a fintech lending platform (September 2014 – February 2019)

Education • B.S., Economics, Massachusetts Institute of Technology (MIT)

Current Board Service

 •
Director, Santander Holdings USA and Santander Bank, NA, a global banking group (July 2023 – Present)
 •
Director, Altus Power (NYSE: AMPS), a clean power company (November 2023 – Present)
 •
Member, MIT Corporation, Development Committee (August 2024 - Present)

Former Board Service • Member, Experian Financial Services Advisory Council (2016 – December 2021) • Member, Experian Citicorp Payment Services (2013-2014)

Skills and Qualifications

Senior Operating Leadership Experience, Payments / FinTech Experience, and Enterprise Risk Management - Cybersecurity, Payments and Regulatory Expertise developed over her career in roles such as Chief Credit Officer of the Global Business Financing, Payments and Digital Experiences group at American Express, where she led the risk team that launched or scaled new products, including working capital, invoice financing, cross-border payments and B2B supplier payment products as well as charge card and corporate card underwriting, and as Chief Risk Officer at Credibly, where she developed data science services that included early warning triggers, automated collections service and a data reconciliation algorithm.

Scott Wagner CEO, GoodRx Holdings Age: 54 Independent Director since: September 2021 Term Expires: 2026 Committees and Positions : • Compensation
Experience

 •
CEO, GoodRx Holdings, Inc. (Nasdaq: GDRX), a telemedicine platform (April 2023 – Present)
 •
Chief Executive Officer, Bilander Acquisition Corp., a special purpose acquisition company (May 2021 – August 2023)
 •
Chief Executive Officer (December 2017 – September 2019), President, Chief Financial Officer and Chief Operating Officer (May 2013 – December 2017), Interim Chief Executive Officer (July 2012 – January 2013), GoDaddy, Inc. (NYSE: GDDY), a leading internet domain registrar and web hosting company
 •
Partner, KKR & Co. Inc. (NYSE: KKR), a global investment company (June 2000 – May 2012)

Education • B.A., Economics, Yale University • M.B.A., Harvard Business School

Current Board Service

 •
Director, DoubleVerify Holdings, Inc. (NYSE: DV), an advertising data verification company (October 2021 – Present)
 •
Currently serves on the boards of directors of two privately held companies

Former Board Service

 •
Director, Bilander Acquisition Corp. (formerly: TWCB) (May 2021 – August 2023)
 •
Director, TWC Tech Holdings II Corp. (Nasdaq: TWCT), a special purpose acquisition company (September 2020 – August 2021)
 •
Director, GoDaddy (NYSE: GDDY) (December 2017 – September 2019)

Skills and Qualifications

Senior Operating Leadership Experience, Finance / Accounting Expertise and SaaS / Technology / Innovation Experience gained over his career that included growing GoDaddy from the leading domain name registrar in the United States into a global SaaS company and more than a decade at KKR, where he advised and held interim executive roles at companies in the technology, payments, digital media, and services sectors.

OUR SKILLS, EXPERIENCE AND ATTRIBUTES
Board Composition Highlights
The charts below set forth, as of the date hereof, information relating to the gender, tenure, ethnicity and ages of our Board. While the Board does not have a formal policy on diversity, we are committed to comprising our Board of individuals with diverse skills, experience and backgrounds, including diversity with respect to age, gender, national origin and race, which we believe facilitates the optimal functioning of the Board.
Among the twelve members of our Board, five self-identify as women and two self-identify as individuals from an underrepresented community (meaning, an individual who self-identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or who self-identifies as gay, lesbian, bisexual, or transgender).

Man
Woman
5
7

0-3 years
4 -10 years
10+ years
2
5
5

White
from Underrepresented Community
2
10

<50
50-55
56-60
>60
1
4
4
3

Director Skills and Experience
Our Board brings broad and deep experience to Company matters, and each individual director contributes a range of complementary skills that enhance the Board’s ability to exercise its oversight responsibilities on behalf of our stockholders. To better understand our Board’s composition and strengths, the following table represents certain of the skills and areas of expertise that we believe are most critical to the strategy and future success of our Company, and assigns the “top three” such skills for each member of our Board:

Experience and Expertise	ALVAREZ	CAKEBREAD	FISHER	HORNIK	JACOBS	KIGHT	KLINE	LACERTE	MNOOKIN	REICH	WAGNER	WAGONFELD
Senior Operating Leadership	X	X	X			X		X	X	X	X	X
Finance / Accounting		X									X	
Payments / FinTech					X	X		X	X	X		
SaaS / Technology / Innovation				X	X			X	X		X	X
Enterprise Risk Management - Cybersecurity, Payments and Regulatory	X		X				X			X		
Sales / Marketing							X					X
Strategy / M&A		X		X	X	X						
Governance	X		X	X			X

The above table does not purport to include all of the skills, experiences or qualifications that each director offers, and the fact that a particular skill is not listed for a director does not mean that the director does not possess it. Additionally, all of our directors possess integrity, sound judgment and a track record of professional success.
Independence of Directors
The listing rules of the NYSE generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent.
In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act). To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our Board conducts an annual review of the independence of our directors. In its most recent review, our Board determined that each of Aida Alvarez, Steven Cakebread, Steve Fisher, David Hornik, Brian Jacobs, Peter Kight, Allie Kline, Allison Mnookin, Tina Reich, Scott Wagner, and Alison Wagonfeld, representing 11 of our 12 directors, are

“independent directors” as defined under the applicable listing standards of the NYSE and the applicable rules and regulations promulgated by the SEC. Our Board has also determined that all members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent and satisfy the relevant SEC and NYSE independence requirements for such committees.
There are no family relationships between any of our directors or executive officers and any of our other directors or executive officers.
HOW WE ARE SELECTED AND ELECTED
Nomination to the Board of Directors
Candidates for nomination to our Board are selected by our Board based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, our restated certificate of incorporation, as amended (our Charter), and our second amended and restated bylaws (our Bylaws), our Corporate Governance Guidelines and the criteria approved by our Board regarding director candidate qualifications. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Stockholders wishing to recommend candidates for consideration by our Nominating and Corporate Governance Committee should submit their recommendations to the attention of the Corporate Secretary at the address of our principal executive offices. Information regarding the process for submitting stockholder nominations for candidates for membership on our Board is set forth below under “Stockholder Proposals to Be Presented at the Next Annual Meeting.”
Director Qualifications
With the goal of cultivating a diverse, experienced and highly-qualified board of directors, the Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board the desired qualifications, expertise and characteristics of members of our Board, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and any specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess.
Because the identification, evaluation and selection of qualified directors is a complex and nuanced process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our Board from time to time, our Board has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our Charter, Bylaws, Corporate Governance Guidelines and charters of the committees of our Board. In addition, neither our Board nor our Nominating and Corporate Governance Committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the Nominating and Corporate Governance Committee takes into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial, risk management and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to the responsibilities of our Board in the context of its existing composition. Through the nomination process, the Nominating and Corporate Governance Committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our Board’s overall effectiveness. The brief biographical description of each director set forth in “Our Board of Directors—Who We Are—Director Nominees and —Continuing Directors” above includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board at this time.

HOW WE GOVERN AND ARE GOVERNED
Governance Highlights
Corporate governance at BILL is designed to promote the long-term interests of our stockholders, strengthen Board and management accountability, foster responsible decision-making and engender public trust.

INDEPENDENCE	BOARD PRACTICES

•
All non-employee directors are independent
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We separate our Chair and Lead Independent Director positions
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In fiscal 2024, we designated a new Lead Independent Director to promote a fresh perspective on our Board functions
•
Independent directors meet regularly in executive session
•
All Board committee and subcommittee
members are independent
•
The Board maintains related-party transaction standards for any direct or indirect involvement of a director in Company business activities

•
Our Board is diverse, with five of 12 directors (42% of the Board), our Lead Independent Director and three committee chairs being women and/or from an underrepresented minority group
•
In fiscal 2024, the Board appointed a new Compensation Committee Chair and independent compensation consultant to bring new perspectives to our compensation processes and practices
•
Our Nominating and Corporate Governance Committee annually reviews our governance profile and makes recommendations to the Board regarding features to be modified and the roadmap for sunsetting certain protective provisions, as appropriate
•
Regular review of human capital and diversity, equity and inclusion (DEI) initiatives
•
Our Board and all Board committees conduct a thorough annual self-evaluation process
•
Regular review of Board and management succession planning

ACCOUNTABILITY / RISK MITIGATION	ETHICS AND RISK PRACTICES

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Annual stockholder advisory vote to approve Named Executive Officer compensation
•
Proactive, robust and multifaceted stockholder engagement program, with meetings around financial, strategic, executive compensation, ESG and other matters
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Compensation Clawback Policy
•
Stock Ownership Guidelines for our executives and directors
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Prohibition on hedging and restrictions on pledging transactions by executive officers and directors
•
The Board and Board committees focus on risk oversight practices, including overseeing financial, cybersecurity, data privacy, legal,
and regulatory risk, as well as ESG and other
critical evolving areas

•
In fiscal 2024, published our inaugural ESG Report, reflecting our values and disclosing our efforts on environmental, social/human capital, compliance and other governance initiatives
•
Our Cybersecurity Committee provides critical oversight of cybersecurity, privacy and data governance matters and best practices, including with respect to recent SEC rulemaking
•
Our Compliance and Payment Operations Risks Subcommittee provides oversight of payments-related regulatory and operational risks, which we view as essential in light of increased enforcement activity by financial regulatory authorities
•
Our Code of Business Conduct and Ethics applies to all employees and directors
•
Whistleblower hotline available to all employees as well as third parties
•
In fiscal 2024, refreshed our Whistleblower Policy, pursuant to which, our employees, customers and vendors may notify us of suspected illegal and unethical conduct
•
Audit Committee is responsible for reviewing any complaints regarding accounting, internal accounting controls, auditing or federal securities matters

Governance Evolution
We completed our initial public offering in December 2019, and our corporate governance profile, which contains certain protections against sudden changes instigated by opportunistic third parties, is generally consistent with that of many other recently-public technology companies. That said, we are mindful of stockholder perspectives on these issues.
Every fall since 2021, members of our Board and management team have undertaken extensive outreach efforts to gather stockholder feedback, identify key areas of focus and inform the Board’s future decisions (see “Compensation Discussion and Analysis—Executive Summary—Stockholder Engagement”). A consistent theme across this engagement has been that while many of our stockholders accept our current corporate governance profile and recognize that there are some circumstances in which certain governance features may be beneficial, they also expect our governance profile to evolve over time.
Consistent with stockholder feedback, we intend to sunset certain of our protective provisions and give stockholders greater ability to influence our governance directly on a phased basis in coming years. To that end, our Nominating and Corporate Governance Committee annually conducts a full review of our governing documents towards determining the appropriate path forward for sunsetting certain of our protective provisions.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of our Company. Our Nominating and Corporate Governance Committee periodically reviews the Corporate Governance Guidelines, and recommends changes to our Board as warranted. Our Corporate Governance Guidelines mandate, and our Nominating and Corporate Governance Committee annually conducts, a thorough Board and Board committee self-assessment process.
Our Corporate Governance Guidelines are available on the “Investor Relations” section of our website, which is located at investor.bill.com, by clicking “Governance Documents” in the “Governance” section of our website.
Board Leadership Structure
Our Corporate Governance Guidelines provide that our Board shall be free to choose its chairperson in any way that it considers in the best interests of our Company, and that the Nominating and Corporate Governance Committee shall periodically consider the leadership structure of our Board and make such recommendations to our Board with respect thereto as appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, the independent directors may designate a “lead independent director.” In cases in which the chairperson and chief executive officer are the same person and a lead independent director has been designated, the chairperson schedules and sets the agenda for meetings of our Board in consultation with the lead independent director, and the chairperson, or if the chairperson is not present, the lead independent director, chairs such meetings. The responsibilities of the lead independent director include:
•	Calling meetings of the independent directors;
•	Presiding at executive sessions of independent directors;
•	Serving as a liaison between the chairperson and the independent directors;
•	Consulting with management regarding agendas for Board meetings;
•	Disseminating information to our Board;
•	Being available under appropriate circumstances for communication with stockholders; and
•	Performing such other functions and responsibilities as requested by our Board from time to time.
In accordance with our Corporate Governance Guidelines, we have a Lead Independent Director of the Board separate from our chairperson. Mr. Lacerte is our Chairman and Chief Executive Officer and Ms. Kline is the Lead Independent Director of the Board (effective as of June 2024, replacing Mr. Kight who had served in such capacity since our initial public offering). The Board believes that this leadership structure reflects the role and responsibilities of the chief executive officer in our business and operations as well as the significant involvement and authority vested in a separate lead independent director of the Board. The Board retains the authority to modify this structure as it deems appropriate.

Our Board of Directors’ Role in Risk Oversight
While the full Board has overall responsibility for risk oversight, the committees of our Board oversee and review specific risk areas. The risk oversight responsibility of our Board and its committees is supported by our management reporting processes, which are designed to provide visibility to our Board and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity, interest rate, foreign exchange and tax), legal, regulatory, compensation, cybersecurity, privacy, payments, compliance, fraud and reputational risks. Our Board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular Board meeting, receives reports on all significant committee activities at each regular Board meeting, and evaluates the risks inherent in significant transactions.
In 2023, our Board undertook an internal review and determined to reorganize its allocation of risk management responsibilities, deciding to disband its incumbent Risk and Compliance Committee and to establish: (i) a new Board committee, the Cybersecurity Committee, focused on cybersecurity matters, which the Board determined to be sufficiently distinct and critical to warrant separate treatment; and (ii) a new subcommittee of the Audit Committee, the Compliance and Payments Operations Risks Subcommittee, focused on the specific compliance and payments operations risks inherent to our business due to the large volume of payments we process, which exceeded $290 billion in fiscal 2024.
Each committee of our Board meets with key management personnel and representatives of outside advisors, as appropriate, to oversee risks associated with their respective principal areas of focus. Our Audit Committee reviews our major financial and other risk exposures, our internal control over financial reporting, our disclosure controls and procedures, legal and regulatory compliance, and, among other things, discusses with management and our independent auditor guidelines and policies with respect to risk assessment and risk management. Our Compensation Committee evaluates our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such exposures. Our Nominating and Corporate Governance Committee assesses risks relating to our corporate governance practices, the independence of our Board and reviews our Board’s leadership structure and role in risk oversight. Our Cybersecurity Committee, with quarterly briefings from management, oversees cybersecurity and data protection activities to ensure that we are actively and appropriately protecting our data as well as that of our employees, customers and suppliers and that we are meeting data protection compliance requirements. Finally, our Compliance and Payments Operations Risk Subcommittee assists our Audit Committee and Board in its oversight and monitoring of the Company’s management of systems and operational risk related to customer payments and related money-movement business operations and regulatory compliance.
We believe this Board leadership structure and division of responsibilities enables us and our Board to effectively address the risks we face as our business continues to grow in scale and complexity.
Committees of Our Board of Directors
Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Cybersecurity Committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our Board. Copies of the charters for each Board-level committee are available on the “Investor Relations” section of our website, which is located at investor.bill.com, by clicking on “Governance Documents” in the “Governance” section of our website.

Audit Committee
Our Audit Committee is composed of Mr. Cakebread, who is the chair of the committee, Ms. Kline, and Ms. Reich. Each member of our Audit Committee is independent under the current NYSE Listing Standards and SEC rules and regulations. Each member of our Audit Committee is financially literate as required by the current NYSE Listing Standards. In addition, our Board has determined that Mr. Cakebread is an “audit committee financial expert” as defined in SEC rules and regulations. This designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board. Our Audit Committee is responsible for, among other things:
•	Selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•	Ensuring the independence of the independent registered public accounting firm;
•	Discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•	Establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•	Considering the adequacy of our internal controls and internal audit function;
•	Reviewing related-party transactions that are material or otherwise implicate disclosure requirements; and
•	Approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
In addition, the Compliance and Payments Operations Risks Subcommittee of the Audit Committee, focused on compliance and payments operations risks, consisting of Ms. Reich, who is the chair of the subcommittee, and Ms. Mnookin, two of our independent directors. This subcommittee is responsible for, among other things:
•	Overseeing our risk program related to customer payments and related money-movement business operations;
•	Reviewing our compliance with money transmission and related laws and regulations and banking system, bank partner and payment network rules and requirements; and
•	Discussing with management reports and inquiries from regulatory or governmental agencies and any material incidents, reports, programs and initiatives.
Compensation Committee
Our Compensation Committee is composed of Ms. Mnookin, who is the chair of the committee, Mr. Jacobs, Mr. Wagner, and Ms. Wagonfeld. Each member of our Compensation Committee is independent under the current NYSE Listing Standards. Each member of this committee is a non-employee director, as defined in SEC rules and regulations. Our Compensation Committee is responsible for, among other things:
•	Reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;
•	Reviewing and recommending to our Board the compensation of our directors;
•	Reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans;
•	Reviewing our human capital-related practices, programs and initiatives;
•	Reviewing with management our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such risks; and
•	Establishing our overall compensation philosophy.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Ms. Kline, who is the chair of the committee, Ms. Alvarez, Mr. Hornik, and Mr. Kight. Each member of our Nominating and Corporate Governance Committee is independent under the current NYSE Listing Standards. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•	Identifying and recommending candidates for membership on our Board;
•	Recommending directors to serve on Board committees;
•	Reviewing and recommending to our Board any changes to our corporate governance principles;
•	Reviewing proposed waivers of the code of conduct for directors and executive officers;
•	Overseeing the process of evaluating the performance of our Board;
•	Overseeing our ESG goals and objectives, strategy, practices and disclosures, in consultation with other committees of the Board;
•	Overseeing executive succession planning; and
•	Advising our Board on corporate governance matters.
Cybersecurity Committee
Our Cybersecurity Committee is composed of Mr. Fisher, who is the chair of the committee, Mr. Kight, and Ms. Reich, each of whom is an independent director under applicable rules. Our Cybersecurity Committee is responsible for, among other things:
•	Understanding our key risks and the measures implemented by the Company to mitigate and prevent cyber attacks and respond to data breaches;
•	Assessing our cybersecurity architecture, technology, controls, and policies, as well as overall security culture and employee adherence to best practices;
•
Overseeing our cybersecurity strategy and technology planning processes in light of the threat landscape facing us and our products, services and operations, including regularly reviewing the results of cybersecurity threat exercises;

•
Receiving quarterly updates from members of our Executive Security Risk Management Committee, which is comprised of senior members (VP-level or above) of our engineering, legal and compliance, people, operations, risk management, marketing, finance and product departments;

•	Overseeing our compliance with applicable information security and data protection laws and industry standards; and
•	Reviewing our privacy and data governance programs.
Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee during fiscal 2024 were Ms. Mnookin, Mr. Jacobs, Mr. Wagner, and Ms. Wagonfeld. None of the members of our Compensation Committee in fiscal 2024 was at any time an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. During fiscal 2024, none of our executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee.
Board and Committee Meetings and Attendance
Our Board and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During fiscal 2024, our Board met ten times and also acted by unanimous written consent. During fiscal 2024, each member of our Board attended at least 75% of the aggregate of all meetings of our Board and of all meetings of committees of our Board on which such member served that were held during the period in which such director served. The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. During fiscal 2024, our Audit Committee met nine times, our Compensation Committee met six times, our Nominating and Corporate Governance Committee met four times, and our Cybersecurity Committee met four times. Finally, our policy is to invite and encourage each member of our Board to be present at our annual meetings of stockholders. All but three members of our Board attended our 2023 annual meeting of stockholders in their capacity as directors of our Company.
Insider Trading Policy
Our Board has adopted an insider trading policy and procedures that govern the purchase, sale, and other disposition of our securities by our employees, including our officers, independent contractors and directors. We believe our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations as well as the exchange listing standards applicable to us. Our insider trading policies and procedures prohibit our employees, directors, officers, and consultants from trading in our securities while in possession of material non-public information, among other things. Our insider trading policy also provides that we will not transact in any of our securities unless in compliance with applicable U.S. securities laws, rules and regulations and the exchange listing standards applicable to us. The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our Insider Trading Policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended June 30, 2024.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all the members of our Board, officers and employees. Our Code of Business Conduct and Ethics is posted on the “Investor Relations” section of our website, which is located at investor.bill.com under “Governance Documents” in the “Governance” section of our website. We intend to satisfy the disclosure requirements under applicable SEC and NYSE rules and regulations regarding amendments to, or waivers of, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.
HOW WE COMMUNICATE WITH AND LISTEN TO YOU
We believe that effective corporate governance includes year-round engagement with our stockholders and other stakeholders. We meet regularly with our stockholders to discuss business strategy, performance, compensation philosophy, corporate governance, and environmental and social topics. We engage with many of our large stockholders multiple times a year, both on an ad hoc basis and regularly in conjunction with our quarterly earnings announcements. Our Investor Relations team also has hundreds of touchpoints with smaller stockholders each year. We find it beneficial to have ongoing dialogue with our stockholders throughout the year on a full range of topics (instead of engaging with stockholders only prior to our annual meeting on issues to be voted on in the proxy statement).
Our direct engagement with stockholders helps us better understand our stockholders’ priorities, perspectives, and issues of concern, allows us to elaborate on our many initiatives and practices, and informs the Board’s deliberations. We take insights from this feedback into consideration and regularly share them with our Board as we review and evolve our practices and disclosures.
Our Board has created a number of other ways for stockholders and other stakeholders to provide input including:
•	Attending the Annual Meeting and submitting questions to be addressed during the meeting;
•	Attending quarterly earnings calls, investor conferences and other similar opportunities;
•	Calling our company number, 1-650-621-7700;
•	Sending an email to an individual director, a committee, or the full Board at corpsec@hq.bill.com;
•	Mailing a letter to us at 6220 America Center Drive, Suite 100, San Jose, California 95002, Attn: Corporate Secretary; or
•	Requesting a stockholder engagement meeting via one of the means outlined here.
All communications are reviewed by the Corporate Secretary and provided to the Board or any individual director or committee of the Board, as appropriate.

HOW WE ARE PAID
Fiscal 2024 Director Compensation
Annually, the Compensation Committee evaluates the Company’s non-employee director compensation design, competitiveness, and effectiveness, to help ensure the program continues to facilitate the attraction and retention of highly qualified Board members. During fiscal 2024, the Compensation Committee engaged Compensia, Inc. (Compensia) as our independent compensation consultant to review the competitiveness of our non-employee director compensation program relative to industry peers and other comparably-sized companies and provide recommendations as deemed appropriate. The industry peer groups used in these periodic market studies are the same ones used to assess pay competitiveness for our named executive officers. For fiscal 2024, based on this analysis of our program as compared to our industry peers, Compensia did not recommend any changes to our existing non-employee director compensation program.
The following table provides information regarding all fiscal 2024 compensation awarded to, earned by or paid to each person who served as a director for some portion or all of fiscal 2024, other than Mr. Lacerte, our Chief Executive Officer. Mr. Lacerte is not included in the table below, as he is also our employee and receives no additional compensation for his service as a director. The compensation received by Mr. Lacerte as an employee is shown in “Executive Compensation—Fiscal 2024 Summary Compensation Table” below.

Name	Fees Earned or Paid In Cash	Stock Awards ($)(1)(2)	Total ($)
Aida Alvarez	$36,500	$199,994	$236,494
Steven Cakebread	$52,500	$199,994	$252,494
Steve Fisher	$47,500	$199,994	$247,494
David Hornik	$36,500	$199,994	$236,494
Brian Jacobs	$40,000	$199,994	$239,994
Peter Kight	$61,500	$199,994	$261,494
Allie Kline	$50,500	$199,994	$250,494
Allison Mnookin	$49,151	$199,994	$249,145
Tina Reich	$58,000	$199,994	$257,994
Scott Wagner	$47,974	$199,994	$247,968
Alison Wagonfeld	$40,000	$199,994	$239,994

(1)
The amounts reported in these columns represent the aggregate grant date fair value of restricted stock units (RSUs) or option awards made to directors in fiscal 2024 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (ASC 718). This amount does not reflect the actual economic value realized by the director, which will vary depending on the performance of our common stock. Our non-employee directors held option and RSU awards to acquire the following number of shares as of June 30, 2024:

	Number of Shares Underlying Outstanding Awards
Name	Option Awards	Stock Awards
Aida Alvarez	—	4,048
Steven Cakebread	13,333	2,883
Steve Fisher	—	2,883
David Hornik	—	2,883
Brian Jacobs	—	2,883
Peter Kight	33,333	2,883
Allie Kline	—	2,883
Allison Mnookin	53,333	2,883
Tina Reich	—	4,096
Scott Wagner	—	3,332
Alison Wagonfeld	—	4,960

(2)	Vests in accordance with the vesting schedule described below under “—Non-Employee Director Compensation Arrangements.”

Non-Employee Director Equity Compensation
Under our current compensation practices, our non-employee directors receive equity compensation for their service as directors, which we believe reinforces alignment with our stockholders and is consistent with our overall compensation philosophy. Each non-employee director is entitled to receive RSUs under our 2019 Equity Incentive Plan (the 2019 Plan), as described below. The policy and amounts described below are those that were in effect during fiscal year 2024.
Each new non-employee director appointed to the Board will be granted RSUs covering shares with a value equal to approximately $400,000 (the Initial Award), which will be granted on the date of the non-employee director’s appointment to the Board (the Initial Award Grant Date). The Initial Award will vest in three equal annual installments on the anniversary of the Initial Award Grant Date, subject to continued service on each applicable vesting date.
On the date of each annual meeting of our stockholders, each continuing non-employee director will be granted RSUs covering shares with a value equal to approximately $200,000 (the Annual Award), prorated for non-employee directors who join between annual meetings of the Company’s stockholders. The Annual Award will vest on the earlier of (a) the date of the next annual meeting of the Company’s stockholders and (b) the date that is one year following the grant date of such Annual Award, subject to continued service on each applicable vesting date.
Non-Employee Director Cash Compensation
For fiscal 2024, each non-employee director received annual cash compensation of $32,500 for service on the Board, and additional cash compensation for the chairperson and committee members as set forth below. All cash payments were made quarterly in arrears and were prorated for any partial quarters of service.
•	Lead Independent Director: $17,500
•	Audit Committee Chair: $20,000
•	Audit Committee Member (Non-Chair): $10,000
○	Compliance and Payment Operations Risks Subcommittee Chair: $8,000
○	Compliance and Payment Operations Risks Subcommittee Member (Non-Chair): $4,000
•	Compensation Committee Chair: $15,000
•	Compensation Committee Member (Non-Chair): $7,500
•	Nominating and Corporate Governance Committee Chair: $8,000
•	Nominating and Corporate Governance Committee Member (Non-Chair): $4,000
•	Cybersecurity Committee Chair: $15,000
•	Cybersecurity Committee Member (Non-Chair): $7,500
In addition, Compensia recommended and, effective July 1, 2024, the Board adopted, certain modifications to our non-employee director cash compensation as follows: General Board Service Fee set to $35,000; Lead Independent Director Fee set to $20,000; and Nominating and Corporate Governance Committee Chair Fee set to $10,000.
Other Compensation
Non-employee directors receive no other form of remuneration, perquisites or benefits for their service as members of our Board, but they are reimbursed for their reasonable travel expenses incurred in attending Board and committee meetings, certain Company events and approved continuing education programs.
Stock Ownership Guidelines
We maintain a stock ownership policy for our non-employee directors. Our stock ownership policy requires our non-employee directors to acquire and hold a number of shares of our Company’s common stock equal in value to five times the director’s annual cash retainer for regular service on the Board until such director’s service on the Board ceases. We only count directly and beneficially owned shares, including shares underlying vested RSUs that are held or deferred and shares received on exercise of stock options and shares held in trust. Each non-employee director has until the last day of our fiscal year that includes the fifth anniversary of the later of his or her initial appointment to the Board or from the effective date of the policy to attain the required ownership level. The Compensation Committee may make exceptions in situations where the stock ownership policy would cause a severe hardship. As of June 30, 2024, all of our incumbent non-employee directors have either achieved the recommended ownership level or are expected to achieve the recommended ownership level within five years of their initial election or appointment to our Board.
Executive Death, Disability, and Retirement Policy
We maintain an equity vesting policy for executive death, disability, and retirement for senior-level employees. This policy provides for the acceleration of outstanding equity awards for long-tenured employees in connection with such a person's death or disability while employed by us, as well as, under certain circumstances, continued vesting of outstanding equity awards in connection with a qualifying employee’s retirement and provision of continued advisory services to us.

OUR COMPANY
BILL AT A GLANCE
Our mission is to make it simple to connect and do business.
We are a leading financial operations platform for small and midsize businesses (SMBs). As a champion of SMBs, we are automating the future of finance so businesses can thrive. Our integrated platform helps businesses to more efficiently control their payables, receivables, and spend and expense management. Hundreds of thousands of businesses rely on BILL’s proprietary network of millions of members to pay or get paid faster. Headquartered in San Jose, California, we are a trusted partner of leading U.S. financial institutions, accounting firms, and accounting software providers.
BILL's purpose-built, artificial intelligence (AI)-enabled financial software platform creates seamless connections between our customers, their suppliers, and their clients. Businesses on our platform generate and process invoices, streamline approvals, make and receive payments, manage employee expenses, sync with their accounting system, foster collaboration, and manage their cash flow. We have built sophisticated integrations with popular accounting software solutions, banks, card issuers, and payment processors, enabling our customers to access these mission-critical services quickly and easily. Our integrated platform also includes BILL Spend and Expense, our spend and expense management product, which provides a solution for businesses to have smart corporate cards, build and monitor budgets, manage payments, and eliminate the need for manual expense reports.
WHO WE ARE
We are a team of over 2,100 employees in the U.S. and abroad, with diverse skill sets and backgrounds and a shared passion for delivering the tools, user experience and infrastructure necessary to enable SMBs to simplify financial operations and thrive.
Our executive officers are chosen by and serve at the discretion of our Board. As of September 30, 2024, our executive officers were René Lacerte, John Rettig, Raj Aji, Mary Kay Bowman and Ken Moss. For information regarding Mr. Lacerte, our Chief Executive Officer and Co-Founder, refer to “Who We Are—Director Nominees” above. Information regarding our other executive officers is included below:

John Rettig President and Chief Financial Officer Age: 59 Joined Company in June 2014
Experience

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Chief Financial Officer, Exponential Interactive, Inc., an advertising intelligence and digital media solutions company (May 2005 – June 2014)
 •
Director and Audit Committee Chair, Arcadia Power, Inc., a private climate technology company (November 2022 – Present)
 •
Previously, Mr. Rettig served in senior finance roles at high growth companies in the ecommerce, software, and Internet spaces, including Reflect.com, a Procter & Gamble personalized beauty spin-off; Achieva.com/Kaplan, Inc., a leading e-learning company; and E-Global Network, Inc., a software infrastructure company building payments systems. He also served as Senior Director of Finance for Excite@ Home, the broadband access and Internet portal created by the $6.7 billion merger of @Home and Excite, Inc.

Education • B.S., Saint Mary’s College of California

Raj Aji Chief Legal Officer, Chief Compliance Officer and Secretary Age: 62 Joined Company in August 2016
Experience

  •
Assistant General Counsel, Financial Services, Intuit, Inc. (Nasdaq: INTU), a financial software company (January 2013 – August 2016)
  •
General Counsel, Obopay, Inc., a mobile payments company (December 2010 – December 2012)
  •
General Counsel, Xoom, Inc. (Nasdaq: XOOM), an e-commerce company (1998 – 2001)

Education

 •
B. Tech in Chemical Engineering, Indian Institute of Technology,
Mumbai
 •
M.S. in Civil and Environmental Engineering, University of Iowa,
Iowa City
 •
J.D., University of California, Berkeley, School of Law

Mary Kay Bowman Executive Vice President, General Manager of Payments and Financial Services Age: 56 Joined Company in August 2024
Experience

 •
Head of Global Buyer, Seller and Platform Product and Solutions, Visa, Inc. (NYSE: V), a multinational digital payments company (January 2019 – December 2022)
 •
Head of Payments, Square, Inc., a financial services platform (April 2015 – January 2019)
 •
Director, Global Payments, Amazon.com, Inc. (Nasdaq: AMZN), a multinational e-commerce company (March 2004 – April 2015)

Education • B.A., Business Administration and Art, Saint Mary’s University of Minnesota

Ken Moss Chief Technology Officer Age: 58 Joined Company in April 2023
Experience

 •
Chief Technology Officer, Electronic Arts, Inc. (Nasdaq: EA), a digital interactive entertainment company (July 2014 – August 2022)
 •
Vice President of Marketplaces Technology, Science and Data, eBay, Inc. (Nasdaq: EBAY), a multinational e-commerce company (November 2011 – July 2014)
 •
Chief Executive Officer and co-Founder, CrowdEye, Inc., a social search engine (October 2008 – November 2011)
 •
General Manager, Director of Development, and Founder of Internet Search, and other roles, Microsoft Corporation (Nasdaq: MSFT), a multinational technology company (1991 – 2008)

Education • B.A., Molecular Biology, Princeton University

HOW WE DID
Fiscal 2024 was an important year for BILL as we fortified our position as the essential financial operations platform for SMBs. We launched our integrated platform, provided SMBs with access to capital, and empowered businesses with additional insights and control of their cash flow. Our steadfast commitment to raising the bar to serve SMBs led to strong financial results and an expanding scale.
Our financial performance in fiscal 2024 demonstrated the strength of our business and the rigor of our execution in driving growth and expanding profitability in a muted economic environment. Total Revenue for Fiscal 2024 was nearly $1.3 billion, up 22% year-over-year, and Core Revenue exceeded $1 billion for the first time. We transacted nearly $300 billion in total payment volume, which represented approximately 1% of U.S. gross domestic product.
Fiscal 2024 Financial and Business Highlights
The list below sets forth our key financial and business highlights for fiscal 2024:
•	Total revenue increased by 22%, to $1,290.2 million;
•	Core revenue, which consists of subscription and transaction fees, was $1,122.7 million. Float revenue, which consists of interest on funds held for customers, was $167.4 million;
•	Gross profit was $1,055.6 million, representing an 81.8% gross margin;
•	Served 474,600 businesses using our solutions – our highest total ever – as of June 30, 2024;
•	Processed $292.4 billion in total payment volume (TPV);
•	Processed 103.8 million transactions;
•	As of June 30, 2024, approximately 7.1 million BILL standalone network members have originated or received an electronic payment using our platform, an increase of 22% year-over-year;
•	Repurchased approximately $212 million in shares of our common stock; and
•	Repurchased approximately $983 million aggregate principal amount of our 0% Convertible Notes due 2025.

HOW WE DO IT
Sustainability Highlights
Sustainability is embedded in our business strategy. Using our platform enables businesses to eliminate manual, paper-based processes. Our solutions drive adoption of e-payments, virtual collaboration and digital documents to reduce consumption of paper, traditional mail, and travel. We processed over 100 million transactions in fiscal 2024, replacing many paper-based processes with electronic ones and thereby reducing paper waste and emissions from physical delivery. Moreover, by providing SMBs with powerful electronic payment tools, including international payments, invoice financing and instant transfer, we believe we are positively impacting the thousands of communities in which businesses using our solutions live and operate - all in a sustainable way.
We are committed to helping build a more sustainable future for businesses using our solutions, as well as for their communities, and stakeholders. We take this commitment seriously and will continue to provide transparent disclosures on the progress of this work through both our internal and external communications. Our executive leadership team sponsors and funds our ESG programs, with our Board exercising ultimate oversight.
In furtherance of this commitment, in fiscal 2024, we published our inaugural ESG Report, which is available on our website at www.investor.bill.com/ESG, to state our commitments and values in respect of a range of ESG issues, and report our progress on certain related initiatives. We intend to update and augment this report on a periodic basis. Guided by best practices, feedback we receive from our stockholders, and third-party frameworks such as the Sustainability Accounting Standards Board Software & IT Services standards, we are focused on the initiatives described below.
Human Capital
Our Culture and Employees
Our culture enables us to attract and retain exceptional talent. We center our culture around five values which are core to who we are, guide how we operate, define how we treat each other, and help make our teams strong, cohesive units:
•	Humble – No ego;
•	Authentic – We are who we are;
•	Passionate – Love what we do;
•	Accountable – To each other and our network; and
•	Fun – Celebrate the moments.
As of June 30, 2024, we had a total of 2,187 employees working across two offices in the U.S.: San Jose, CA, and Draper, UT; and others working remotely. We also employ individuals on a temporary basis and use the services of contractors as necessary.
We know our success is tied to recruiting, developing, and retaining our employees. Our Chief People Officer is responsible for creating and implementing our initiatives around our employees and our Board has ultimate oversight and receives updates on these initiatives periodically.
We leverage data and analytics to align the recruiting function to business growth and revenue drivers. We are committed to providing a fair and equitable compensation and benefits program that supports our diverse workforce. BILL offers market-competitive base salaries, semi-annual bonuses, and sales incentives. The majority of our employees are awarded equity at the time of hire and through annual equity refresh grants. We also offer an employee stock purchase plan to foster a strong sense of ownership and engage our employees in our long-term success. Our full-time employees are eligible to receive, subject to the satisfaction of certain eligibility requirements, our comprehensive benefits package, including medical, dental, and vision insurance, family planning support and fertility treatments, and life and income protection plans. In addition, we provide generous paid time-off policies, access to free mental health services, and offer a tax-qualified 401(k) retirement plan. Through the self-directed brokerage features of the plan, participants in the 401(k) plan can choose to invest their contributions in funds tailored to their particular goals and preferences, including ESG-focused funds.
We develop our leaders and high-potential employees through intensive, cohort-based, key talent programs. We offer training for new people managers. To facilitate ongoing learning and development, we provide employees with an online curriculum of study, linked to business needs, leveraging a third-party platform. The curriculum includes coursework in inclusion, change management, and decision-making. All employees are eligible and participate in developmental reviews with their managers. We conduct performance review cycles twice a year.
To keep a pulse on engagement, we survey our employees semi-annually. Employees respond anonymously, and we take action on the areas flagged for improvement, reporting back to the employee base on progress against stated improvement goals. We closely monitor employee turnover, conducting exit interviews and surveys to alert us to any issues, as well as to make improvements to the employee experience.
Diversity, Equity and Inclusion
Through an equitable approach to hiring, compensation, and career growth, we have built a company that fosters inclusivity, authenticity, and action. We seek to embed a sense of inclusion and social responsibility into our culture and how we serve the businesses using our solutions. Our Vice President of DEI is executing on a strategy that helps us accelerate our progress across four key pillars:
•	Building balanced teams with diverse representation throughout the organization;
•	Cultivating our inclusive leadership capabilities through education, training, and mentoring;
•	Fostering a culture of belonging to engage and celebrate our employees’ authenticity; and
•	Growing our diverse customers' businesses through our products and services.
One of the ways we strengthen our workplace culture of DEI is by supporting employee resource groups (ERGs). ERGs are self-organized communities that bring employees together to raise awareness and belonging for under-represented groups. Through a grassroots effort, BILL employees have established seven ERGs focused upon the following dimensions of identity: women, Latinx, Black, LGBTQIA+, disabilities and mental health, veterans, and Pan Asian and Pacific Islanders. These ERGs, which are open to all employees, support the career development of their members through customer chats, skill-building workshops and community engagement. In July 2024, over 40% of our employees were members of at least one ERG.
We also offer employees learning opportunities to increase awareness of DEI issues. Unconscious bias training is available through our e-learning platform, we regularly host speakers from diverse backgrounds to share their lived experiences, and our ERGs host safe-space discussions on issues important to their members. We also recently launched a quarterly DEI Speaker Series, where we invite internal and external subject matter experts to speak to DEI topics in which our employees have expressed interest. We also lead by example, with a diverse leadership team, including five women and one officer from an underrepresented community (66% of our leadership team).
We partner with organizations like Codepath.org and ColorStack to support Black, Latinx, and Indigenous students interested in technical careers. Through Codepath’s Internship Connection Program, we have placed underrepresented students majoring in computer science into technical internships at BILL. Last year, we also sponsored the Black is Tech Conference, a platform that connects Black tech professionals, students, and entrepreneurs, and provides access to resources for growth and development. Other partnerships we are developing include Out in Tech and Women Impact Tech. Our ERG Ambassador Program gives candidates an opportunity to connect with an ERG member to learn more about BILL’s culture and our focus on DEI. We are hopeful that through programs and partnerships like these, we can both help local communities and build a solid pipeline of future employees for our company.
As part of our focus on community outreach, we sponsor the Adelante Program, a partnership with a local high school in San Jose, California, to expose underprivileged, low-income students to technology-focused careers. The program’s goal is to prepare these young adults for academic success, college acceptance, and early career growth by offering work study opportunities, internships, and mentoring. BILL also partnered with the African Diaspora Network to launch their Accelerating Black Leadership and Entrepreneurship (ABLE) program, an enterprise accelerator program, now in its fourth year. The program is designed to strengthen, energize, and support startups and small businesses led by Black entrepreneurs in the U.S. Last year, ABLE graduated 11 entrepreneurs with impact-oriented solutions at the local and national levels across multiple sectors.

Security, Privacy, and Data Protection
Trust is important for our relationship with customers and partners, and we take significant measures designed to protect their privacy and the data that they provide to us. Keeping our customers’ data safe and secure is a high priority. Our approach to security includes data governance as well as ongoing testing for potential security issues.
We have robust access controls in our production environment with access to data strictly assigned, monitored, and audited. To ensure our controls remain up-to-date, we undergo continuous external testing for vulnerabilities within our software architecture. These efforts have enabled us to certify our platform to SOC1 Type II and SOC2 Type II standards. Our security program is aligned to the NIST-800-53 standards and is regularly audited and assessed by third parties as well as our partners, including some of the largest banks in the world.
The focus of our program is working to prevent unauthorized access to the data of our customers and network members. To this end, our team of security practitioners work to identify and mitigate risks, implement best practices, and continue to evaluate ways to improve.
These steps include close attention to network security, classifying and inventorying data, limiting and authorizing access controls, and multi-factor authentication for access to systems. We also employ regular system monitoring, logging, and alerting to retain and analyze the security state of our corporate and production infrastructures.
We take steps to help ensure that our security measures are maintained by the third-party suppliers we use, including conducting annual security reviews and audits.
Our Environmental Impact
Our San Jose headquarters building is LEED Gold and Energy Star certified. In San Jose, California, and Draper, Utah, we also offer employees free electric vehicle charging stations. Further, we embrace a hybrid work model at each of our office locations, permitting employees to work remotely several days a week, in addition to having a significant number of fully-remote employees who collaborate via videoconference and periodic offsite retreats. This flexible model allows us to minimize employee commute times, thereby reducing congestion, the consumption of energy, and pollution.
Ethics and Compliance
Our leadership team oversees our compliance, business ethics and incident reporting programs, with our legal and compliance functions providing leadership for implementation and enforcement activities. The Board provides additional and regular oversight through its Audit Committee, Nominating and Corporate Governance Committee, and Compliance and Payments Operations Risk Subcommittee, alongside other committee oversight.
Our Code of Business Conduct and Ethics and our Anti-Bribery Policy, among other policies, have been issued to ensure we work and act according to our corporate values and establish a framework to consistently apply our high ethical standards to all global business relationships. Adherence to these policies is required of all employees (including executive officers), independent contractors, and the Board. Employees are required to complete compliance training within 30 days of hire and then annually thereafter.
We have implemented reporting procedures, including a Compliance Hotline administered by a third-party provider and governed by our Whistleblower Policy. The Hotline offers anonymous, cost-free, 24/7 reporting of any ethical concern in English and Spanish. Contact information for the Hotline is available to our employees and business partners, including through our Code of Business Conduct and Ethics. All reported incidents are passed along to our Chief Legal Officer and Chief Compliance Officer or Chief People Officer and are investigated until resolved and corrective actions are tracked. Our Nominating and Corporate Governance Committee and Audit Committee are also informed of any investigation and its results.
We transfer large sums of customer funds daily, and protecting our customers and network members from financial fraud is our highest priority. We have procured and maintain money transmitter licenses in all U.S. jurisdictions that require them and Canada, and have implemented robust monitoring and compliance programs designed to protect our customers and network members from fraud and to prevent our platform from being used for money-laundering activities.

OUR STOCKHOLDERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 30, 2024, by:
•	Each of our Named Executive Officers;
•	Each of our directors and director nominees;
•	All of our current directors and executive officers as a group; and
•	Each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole dispositive power with respect to all shares beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 103,488,345 shares of common stock outstanding as of September 30, 2024. Shares of our common stock subject to stock options that are exercisable as of and within 60 days of September 30, 2024 or RSUs that may vest and settle within 60 days of September 30, 2024 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o BILL Holdings, Inc., 6220 America Center Drive, Suite 100, San Jose, California 95002.

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
Named Executive Officers and Directors:
René Lacerte (1)	3,640,718	3.5%
Raj Aji (2)	21,351	*
Loren Padelford (3)	—	—
John Rettig (4)	288,914	*
Aida Alvarez (5)	4,064	*
Steven Cakebread (6)	16,892	*
Steve Fisher (7)	4,513	*
David Hornik (8)	38,718	*
Brian Jacobs (9)	224,524	*
Peter Kight (10)	64,531	*
Allie Kline (11)	6,049	*
Allison Mnookin (12)	56,892	*
Tina Reich (13)	3,291	*
Scott Wagner (14)	11,831	*
Alison Wagonfeld (15)	1,557	*
All current executive officers and directors as a group (14 persons) (16)	4,383,845	4.2%
5% Stockholders:
Entities affiliated with Morgan Stanley (17)	11,359,343	10.6%
T. Rowe Price Associates, Inc. (18)	11,040,979	10.4%
Vanguard Group Inc. (19)	10,934,053	10.25%
FMR LLC (20)	5,494,490	5.143%

*	Represents beneficial ownership of less than one percent.

(1)
Consists of (i) 7,127 shares of our common stock held by Mr. Lacerte; (ii) 1,708,749 shares of our common stock held by the Chung Lacerte Trust; (iii) 753,281 shares of our common stock held in trust by Mr. Lacerte and/or Mr. Lacerte’s spouse as custodian; (iv) 205,000 shares of our common stock held by the Makahakama Foundation, a charitable foundation over which Mr. Lacerte exercises dispositive control; and (v) 966,561 shares of our common stock issuable to Mr. Lacerte upon the exercise of stock options and vesting of RSUs within 60 days of September 30, 2024.

(2)
Consists of (i) 7,812 shares of our common stock held by Mr. Aji and (ii) 13,539 shares of our common stock issuable to Mr. Aji upon the exercise of stock options and vesting and RSUs within 60 days of September 30, 2024.

(3)	Mr. Padelford departed from his role as Chief Commercial Officer effective March 15, 2024.
(4)
Consists of (i) 60,864 shares of our common stock held by Mr. Rettig; (ii) 80,474 shares of our common stock held by the Rettig Living Trust and (iii) 147,576 shares of our common stock issuable to Mr. Rettig upon the exercise of stock options and vesting of RSUs within 60 days of September 30, 2024.

(5)	Consists of 4,064 shares of our common stock held by Ms. Alvarez.
(6)
Consists of (i) 3,559 shares of our common stock held by Mr. Cakebread and (ii) 13,333 shares of our common stock issuable to Mr. Cakebread upon the exercise of stock options within 60 days of September 30, 2024.

(7)	Consists of 4,513 shares of our common stock held by Mr. Fisher.
(8)	Consists of 38,718 shares of our common stock held by Mr. Hornik.
(9)	Consists of (i) 29,559 shares of our common stock held by Mr. Jacobs and (ii) 194,965 shares of our common stock held by Brian D. Jacobs & Allison Lewis - Jacobs Living Trust.
(10)
Consists of (i) 31,198 shares of our common stock held by Mr. Kight and (ii) 33,333 shares of our common stock issuable to Mr. Kight upon the exercise of stock options within 60 days of September 30, 2024.

(11)	Consists of 6,049 shares of our common stock held by Ms. Kline.
(12)
Consists of (i) 3,559 shares of our common stock held by Ms. Mnookin and (ii) 53,333 shares of our common stock issuable to Ms. Mnookin upon the exercise of stock options within 60 days of September 30, 2024.

(13)	Consists of 3,291 shares of our common stock held by Ms. Reich.
(14)	Consists of 11,831 shares of our common stock held by Mr. Wagner.
(15)	Consists of (i) 519 shares of our Common Stock held by Ms. Wagonfeld and (ii) 1,038 shares of our common stock issuable to Ms. Wagonfeld upon the vesting of RSUs within 60 days of September 30, 2024.
(16)
Includes (i) 3,155,132 shares of our common stock held by directors and executive officers as of September 30, 2024 and (ii) 1,288,713 shares issuable upon the exercise of stock options and vesting of RSUs held by our directors and current executive officers within 60 days of September 30, 2024.

(17)
Based solely on information contained in Schedule 13G/A filed with the SEC on February 12, 2024 by Morgan Stanley. The Schedule 13G/A indicated that Morgan Stanley and Morgan Stanley Investment Management Inc., a wholly owned subsidiary of Morgan Stanley, had shared voting power over 10,206,430 shares of our common stock and shared dispositive power over 11,359,343 shares of our common stock. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036.

(18)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2024 by T. Rowe Price Associates, Inc. The Schedule 13G/A indicated that T. Rowe Price Associates, Inc. had sole voting power over 2,546,489 shares of our common stock and sole dispositive power over 11,040,979 shares of our common stock. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(19)
Based solely on information contained in Schedule 13G/A filed with the SEC on September 10, 2024 by The Vanguard Group, Inc. The Schedule 13G/A indicated that The Vanguard Group, Inc. had sole voting power over zero shares of our common stock and sole dispositive power over 10,691,729 shares of our common stock. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(20)
Based solely on information contained in Schedule 13G filed with the SEC on February 9, 2024 by FMR LLC. The Schedule 13G indicates that FMR LLC had sole voting power over 5,486,541 shares of our common stock and sole dispositive power over 5,494,490 shares of our common stock. The address of FMR, LLC is 245 Summer Street, Boston, MA, 02210.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed under “Executive Compensation” and “Our Board of Directors—Who We Are—How We Are Paid” respectively, since July 1, 2023, the following are the only transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers. For more information regarding these agreements, see the section titled “Executive Compensation—Limitation on Liability and Indemnification Matters.”
Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors
Rebecca Moss, the spouse of Ken Moss, our Chief Technology Officer, serves as an employee of BILL. During fiscal 2024, Ms. Moss received aggregate compensation of $319,351.62, including salary, bonus and the grant date fair value of a four-year RSU award. Ms. Moss received compensation commensurate with that provided to other employees in similar positions at the company.
Review, Approval or Ratification of Transactions with Related Parties
Our related party transactions policy requires that any related party transaction that must be reported under applicable rules of the SEC must be reviewed and approved or ratified by our Audit Committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by our Nominating and Corporate Governance Committee.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.
Our Audit Committee has reviewed and discussed with our management and PricewaterhouseCoopers LLP, our independent registered public accounting firm, our audited consolidated financial statements for the fiscal year ended June 30, 2024. Our Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the U.S. Securities and Exchange Commission (SEC).
Our Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from us.
Based on the review and discussions referred to above, our Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 for filing with the SEC.
Submitted by the Audit Committee
Steven Cakebread, Chair
Allie Kline
Tina Reich

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program during fiscal 2024, including our executive compensation policies and practices, how and why the Compensation Committee arrived at the compensation decisions for our fiscal 2024 named executive officers (Named Executive Officers), and the key factors the Compensation Committee considered in making those decisions.
Named Executive Officers
The names, ages, and titles of our Named Executive Officers for fiscal 2024 are:

Name	Age	Position
René Lacerte	57	Chief Executive Officer and Chair
John Rettig	59	President and Chief Financial Officer
Raj Aji	62	Chief Legal Officer, Chief Compliance Officer and Secretary
Loren Padelford	47	Former Chief Commercial Officer

On November 2, 2023 Mr. Rettig was promoted to President and Chief Financial Officer. Mr. Padelford ceased to serve as our Chief Commercial Officer on March 15, 2024.
2023 Say on Pay Vote
We hold advisory votes on the compensation of our Named Executive Officers (a “Say on Pay” vote) at every annual meeting of stockholders. The Compensation Committee has historically taken into consideration the results of our Say on Pay vote when making decisions regarding the structure and implementation of our executive compensation program.
At our 2023 annual meeting of stockholders, approximately 91% of votes cast were voted in favor of our Say on Pay proposal (the 2023 Say on Pay Vote). This represented strong support and a significant increase from 2022, when the Say on Pay proposal received the support of approximately 36% of votes cast. We believe this positive outcome was due in part to our robust stockholder engagement efforts to listen to stockholder perspectives and incorporate their feedback into the Compensation Committee’s deliberations. We again engaged with our stockholders during fiscal 2024, as described below.
Stockholder Engagement
Outreach Program
We place great value in the input of our stockholders and regularly meet with a range of stockholders to hear their perspectives on our business. We meet quarterly with many of our top holders following the release of our quarterly earnings releases, and on an ad hoc basis to address key issues as they arise. In addition, we have many points of interaction with investors, including holding investor calls, attending investor conferences, hosting investors at our headquarters, and visiting investors at their offices.
In addition, we have an annual outreach program to engage stockholders specifically on compensation, ESG and corporate governance matters. This program enables us to identify and gain a greater understanding of the issues that are most important to our stockholders, including with respect to the structure of our executive compensation programs and our corporate governance. We take this stockholder feedback very seriously, share it with our executive leadership and Board, and take it into account as we annually determine compensation for our executive officers and review our governance structure.
Fall 2023 Outreach
In early fall 2023, we reached out to 22 of our largest stockholders representing approximately 70% of our outstanding shares (based on share ownership reports as of June 30, 2023). We met with 12 stockholders representing approximately 49% of our outstanding shares in September and October 2023, and with an additional stockholder representing approximately 9% of our outstanding shares in December 2023. Allison Mnookin, an independent member of our Board and a member (subsequently appointed Chair) of our Compensation Committee, participated in four of our 12 meetings with stockholders representing approximately 35% of our outstanding shares. Other representatives from the Company included our President and Chief Financial Officer, and senior members of our investor relations teams.
Fall 2024 Outreach
In early fall 2024, we reached out to 20 of our largest stockholders representing approximately 61% of our outstanding shares (based on share ownership reports as of June 30, 2024). Eight stockholders representing approximately 34% of our outstanding shares accepted our invitation and met with us to share their feedback. Three stockholders representing approximately 16% of our outstanding shares confirmed that a discussion was not needed or requested a meeting at a future date, and nine stockholders representing approximately 11% of our outstanding shares did not respond to our outreach or declined our invitation to speak. In addition, Allie Kline, our Lead Independent Director and Chair of our Nominating and Corporate Governance Committee, and Allison Mnookin, the Chair of our Compensation Committee, participated in four of our meetings with stockholders representing approximately 27% of our outstanding shares. Other representatives from the Company included our President and Chief Financial Officer, and senior members of our investor relations team.

Key Themes from Stockholder Engagement
During these discussions in 2023 and 2024, we invited stockholder feedback on compensation matters and other topics of importance to investors, including our corporate governance profile and ESG matters. After each round of engagement, the collective feedback received was then reported to and discussed with the members of the Compensation Committee and, where applicable, the Compensation Committee’s independent compensation consultant, the Nominating and Corporate Governance Committee, senior management, and the full Board.
We learned that many of our stockholders are supportive of our general approach and philosophy with respect to governance and compensation, but expect our governance and compensation practices to evolve as the Company grows and matures. In addition, our stockholders underscored the importance of effective executive compensation design and corporate governance structures to drive business results.

The table below outlines some of the specific feedback and topics discussed during our stockholder engagement efforts during 2023 and 2024 and the actions we have taken in response.

Topic	What We Heard	Board Actions and Changes in Response
Named Executive Officer One-Time Equity Awards	In 2023, certain stockholders expressed concerns regarding one-time awards made to Named Executive Officers, including certain awards made in connection with M&A activity.
•
No one-time awards approved in fiscal 2023 or fiscal 2024. The Compensation Committee did not make any one-time awards to any of our Named Executive Officers in fiscal 2023, fiscal 2024 or in fiscal 2025 to date. Going forward, the Compensation Committee expects special grants to Named Executive Officers to be only on a limited, exceptional basis. In the event the Compensation Committee identifies a need for one-time grants, such as in connection with M&A activity, it will carefully consider the objectives, design (including the use of performance characteristics), and size of such grants, and we will thoroughly disclose its process and rationale in the applicable proxy statement.

Mix of Performance- Based Equity	Certain stockholders expressed a preference for performance-based awards comprising a greater proportion of our Named Executive Officers’ long-term incentive awards.
•
Introduced PSUs in fiscal 2023. In fiscal 2023, we introduced performance-based equity for the first time. In fiscal 2023, 30% of the target long-term equity incentive awards for each of our Named Executive Officers were in the form of performance-based restricted stock units (PSUs).

•
Proportion of PSUs increased in fiscal 2024. In fiscal 2024, 50% of our CEO’s and CFO’s long-term equity incentive awards were in the form of PSUs; 40% of our remaining Named Executive Officers’ long-term equity incentive awards were in the form of PSUs. The Compensation Committee will review on an ongoing basis the mix of performance equity, including target weighting of PSUs, in the context of market data and our overall pay-for-performance philosophy.

Topic	What We Heard	Board Actions and Changes in Response
Measurement Periods of Performance-Based Awards	Certain stockholders expressed a preference for longer-term performance-based awards, with three-year measurement periods or longer.
•
Introduced 3-Year TSR PSUs in fiscal 2024. In fiscal 2024, we introduced three-year PSU awards tied to BILL’s relative total stockholder return (TSR) from July 1, 2023 to June 30, 2026.

In fiscal 2024, we maintained our one-year Financial PSUs tied to our Core Revenue, with a Non-GAAP Net Income guardrail. Our Compensation Committee considered this one-year period to be appropriate to incentivize our executives to focus on and achieve performance objectives directly connected to our growth plan based on a variety of factors, including our continued growth, our dynamic, highly competitive and fast-moving industry and the difficulty of predicting future performance in such an environment.

Corporate Governance Profile
Certain stockholders expressed an expectation that certain of our corporate governance features, including our classified Board, supermajority voting requirements for bylaw and charter amendments, and simple plurality election standard be reviewed.

•
Ongoing Annual Review of Corporate Governance Profile. In fiscal 2024 and early fiscal 2025, our Nominating and Corporate Governance Committee conducted a full review of our governing documents towards determining a roadmap for sunsetting certain of our protective provisions over the coming years.

Enhanced Disclosure	In 2023, certain stockholders sought enhanced disclosure around compensation and our directors, including their specific skills and areas of expertise.
•
Enhanced disclosure around compensation and director backgrounds. In our proxy statement for our 2023 Annual Meeting of Stockholders, we revamped our discussion of our compensation practices and the presentation of our directors and their backgrounds and added new disclosure with respect to their skills and experience. We further expanded our compensation discussion in our proxy statement for our 2024 Annual Meeting of Stockholders.

Fiscal 2024 Company Performance Results and Incentive Payout Summary2
As discussed above in the section entitled “–How We Did–Fiscal 2024 Financial and Business Highlights,” our total revenue was $1,290.2 million in fiscal 2024, representing 22% growth over fiscal 2023. Fiscal 2023 revenue was $1,058.5 million, representing 65% growth over fiscal 2022. While our revenue growth slowed on a year-over-year basis in fiscal 2024, our profitability profile continued to improve: we recorded $196.2 million in Non-GAAP Operating Income in fiscal 2024, representing a 68% increase over fiscal 2023. Fiscal 2023 Non-GAAP Operating Income was $117.1 million, compared to a Non-GAAP Loss from Operations of $(14.7) million in fiscal 2022.
Core Revenue, which is comprised of the revenue generated from subscriptions to our platform and transactions on our platform and excludes only “float” revenue, or revenue generated from interest on customer funds (which is less within our control), is a critical indicator of the growth of our business. In the technology industry, growth is considered paramount to the health of a business, and there is no metric that tracks our growth as effectively as Core Revenue. Our investors understand and have conveyed this to us in our meetings with them, and, as a result, we prioritize it in our compensation program.
We structured our Fiscal 2024 Bonus Program to provide incentives that drive the efficient, long-term growth of the Company. In addition to using Core Revenue as a key growth metric, we include “EBITDA Less Float” to drive and reward improving profitability. We define EBITDA Less Float as our Non-GAAP Net Income, plus Other Income, Net, minus the profit we generate from Interest on Funds Held for Customers. We use EBITDA Less Float to measure the profitability of our core business (excluding “float” revenue, over which we have less control), and believe EBITDA Less Float acts as a guardrail to ensure that Core Revenue performance is achieved in a sustainable way. This aligns executives with our business performance and strategy, since it indicates how efficiently and responsibly we are driving our growth. These two metrics were weighted equally in the bonus calculation as we consider them equally important.
We believe in driving improvement in both revenue and profitability and we set rigorous performance goals for our incentive-based compensation. This is demonstrated by our fiscal 2024 Core Revenue target, which was set at a level that was 32% above fiscal 2023 results, and the EBITDA Less Float goal, which was set 126% above fiscal 2023 results. We achieved 90% of our fiscal 2024 Core Revenue target and significantly outperformed our EBITDA Less Float target at 150% achievement. We believe that the resulting calculated payout of 100.4% under our Fiscal 2024 Bonus Program is therefore commensurate with our business performance. In addition, while we did not provide investors with formal financial guidance for our fiscal 2024 Core Revenue or EBITDA Less Float, we have guided as to Total Revenue, which is comprised of Core Revenue and “float” revenue. The Core Revenue target for our Fiscal 2024 Bonus Program represented a significantly more challenging target than would have been implied by the midpoint, or even the high end, of our Total Revenue guidance range provided to investors, based on the historical composition of our Total Revenue. This was true for the Core Revenue target provided for our Fiscal 2023 Bonus Program as compared to the guidance provided for fiscal 2023 (in summer 2022) as well.
For our fiscal 2024 Financial PSU program, we continued to use Core Revenue as the primary metric because, as noted above, investors view it as key to assessing the health and trajectory of our business. We also require a Non-GAAP Net Income profitability threshold be met before paying out above target.
[2]
This section includes discussion of certain financial measures not prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), including EBITDA Less Float, Non-GAAP Operating Income and Non-GAAP Net Income. See Appendix A for a reconciliation to GAAP.

While both the Bonus and Financial PSU programs use the same metric of Core Revenue, the threshold for the Financial PSUs was intentionally set to be more challenging and to reinforce the importance of achieving sustained long term growth. In order for the fiscal 2024 PSU shares to be earned, we would have needed to achieve at least 93% of the Core Revenue target. We did not achieve this and the fiscal 2024 Financial PSUs were therefore forfeited. The fiscal 2024 total stockholder return (TSR) PSUs remain outstanding, as their vesting will be determined following the applicable three-year measurement period.

Program	Metrics	FY24 Result	FY24 Payout
FY24 Bonus Program	Core Revenue - weighted 50% EBITDA less Float - weighted 50%	Core Revenue: 90% achievement EBITDA less Float: 150% achievement	100.4%
FY24 Financial PSU Program	Core Revenue - weighted 100% Non-GAAP Net Income (to pay above target)	Core Revenue: 90% achievement (needed to achieve at least 93% to earn a payout)	0%
FY24 TSR PSU Program	Relative Total Stockholder Return	N/A; 3-year measurement period	N/A

Our executive compensation program is highly sensitive to Company performance and aligns the realized pay of our executives with actual financial and stock price performance. While we have heard feedback from certain investors that a longer performance period for our financial PSUs may be desirable, in the case of the fiscal 2024 financial PSUs, the one-year performance term resulted in no payout being earned by our Named Executive Officers in light of our fiscal 2024 performance. Our programs are working as intended, as the total realized pay for our Named Executive Officers was lower than their total target compensation by about 54%, on average, because the fiscal 2024 Financial PSUs were not achieved and the value of RSUs that vested during fiscal 2024 was lower due to our stock price performance.
Fiscal 2024 Compensation Highlights
•
Increased proportion of performance-based equity. For Mr. Lacerte and Mr. Rettig, our Chief Executive Officer (CEO) and President and Chief Financial Officer (President & CFO), respectively, 50% (increased from 30% in fiscal 2023) of the target long-term equity incentive value awarded for fiscal 2024 was in the form of performance-based restricted stock units (PSUs), and the balance was in the form of time-based restricted stock units (RSUs). For our remaining Named Executive Officers, 40% (increased from 30% in fiscal 2023) of the target long-term equity incentive value awarded for fiscal 2024 was in the form of PSUs, and the balance in RSUs. In response to stockholder feedback, this increase represents a significant emphasis on performance-based compensation for our executive team, and a commitment to continue to align pay and performance.

•
Incorporated total stockholder return metric. We introduced new PSUs tied to TSR, relative to the Russell 3000 index over a three-year performance period. We believe these PSUs will help further align the interests of our executives with those of our stockholders and focus our leadership on long-term performance. These new TSR PSUs supplement the financial PSUs that we introduced in fiscal 2023 and that we again granted during fiscal 2024 (in each case, taking the place of RSUs that were previously purely time-based).

•	Named Executive Officer Promotion. In fiscal 2024, our CFO, John Rettig, was promoted to President & CFO.
•
No annual base salary increases. To reflect changes in the competitive market and BILL’s positioning versus its peers, the Compensation Committee did not increase the base salaries of our Named Executive Officers for fiscal 2024 (other than a small increase in connection with Mr. Rettig’s promotion).

•
Reduced CEO target total compensation. As with the decision not to increase base salaries for NEOs, Mr. Lacerte and the Compensation Committee decided together that it was appropriate for fiscal 2024, in light of prevailing market practice and BILL’s performance relative to its peers, to reduce the target value of his long-term equity incentive grant by 7% to maintain alignment between pay and relative performance and a competitive positioning approximating the median of companies in our compensation peer group.

•	No one-time awards. In fiscal 2024, we did not provide any one-time equity grants to our Named Executive Officers.
The graphics below illustrate the mix of long-term incentives and at-risk compensation in our CEO’s and President & CFO’s fiscal 2024 target total compensation.

The table below provides additional detail regarding the composition of the equity awards granted to our Named Executive Officers for fiscal 2024, including key metrics and terms.

FY24 Equity Award	% of Total FY24 Equity Award	Performance Period	Metrics	Payout Scale
PSU - Financial	30% (Mr. Lacerte and Mr. Rettig) 25% (Mr. Padelford and Mr. Aji)	1 year performance period, 1∕3rd of achieved PSUs vesting at certification and the balance vesting in equal quarterly installments over the two year period thereafter.	Core Revenue, subject to Non-GAAP Net Income Threshold	Threshold: 93% of target = 50% Payout Target: 100% of target = 100% Payout Maximum: 107% of target = 200% Payout Payout capped at 100% of target if Non-GAAP Net Income threshold not met

PSU - Relative TSR	20% (Mr. Lacerte and Mr. Rettig) 15% (Mr. Padelford and Mr. Aji)	3 years (100% cliff vesting at end of performance period)	Total stockholder return percentile rank against companies in the Russell 3000 index	Threshold: 25th Percentile = 50% Payout Target: 50th Percentile = 100% Payout Maximum: 85th Percentile = 200% Payout

RSU	50% (Mr. Lacerte and Mr. Rettig) 60% (Mr. Padelford and Mr. Aji)	Quarterly vesting, over a 4-year period	Continued service	N/A

Realized Pay for Fiscal 2024
Consistent with the Compensation Committee’s pay-for-performance philosophy, the majority of our CEO and NEO pay is variable compensation in the form of annual cash-based incentives and both performance-based and time-based long-term equity awards with the amounts ultimately payable subject to variability above or below target levels commensurate with our actual performance. Our executive compensation program is highly sensitive to company performance and aligns the realized pay of our executives with actual financial and stock price performance. As presented in the analysis below, realized pay for Mr. Lacerte, Mr. Rettig and Mr. Aji for fiscal 2024 is approximately 45%, 44% and 62% of target compensation, respectively.

FY24 Target Total Compensation (1)
FY24 Realized Total Compensation (2)
$14,280,642
55%
$6,370,409
$10,414,759
56%
$4,548,321
38%
$2,800,427
$1,738,350
CEO
President & CFO
Chief Legal Officer

(1)
Fiscal 2024 total target compensation consists of annual base salary, target annual bonus, and grant date value of fiscal 2024 RSUs and Fiscal 2024 Financial PSUs and Fiscal 2024 TSR PSUs, as reflected in the “Summary Compensation Table.” For Mr. Rettig, the value reflects his total target compensation as President & CFO (inclusive of his increased salary and related increased target bonus in connection with his appointment).

(2)
Fiscal 2024 realized total compensation is comprised of (i) annual base salary, (ii) actual fiscal 2024 annual bonus earned, (iii) RSUs that vested in fiscal 2024, valued at our $52.62 share price as of June 28, 2024, the final trading day of our fiscal year, and (iv) the earned fiscal 2023 PSUs that vested in fiscal 2024, valued at our $52.62 share price as of June 28, 2024, the final trading day of our fiscal year. Fiscal 2024 realized total compensation excludes (i) RSUs that remained unvested during fiscal 2024, (ii) Fiscal 2024 Financial PSUs which were not achieved and (iii) Fiscal 2024 TSR PSUs, which will not be eligible to be measured and vest until fiscal 2026.

Mr. Padelford is excluded from the table above due to his departure in March 2024.
Compensation Program for Fiscal 2025
The Compensation Committee reviews our executive compensation programs annually to ensure ongoing alignment with our desired compensation philosophy and the long-term interests of our stockholders, as well as stockholder feedback and Say on Pay vote outcomes. Following its annual review, the Compensation Committee determined that our current executive compensation program remains aligned with our desired compensation philosophy and the long-term interests of our stockholders, and therefore no material design changes were made to the program for fiscal 2025. We made significant design changes to our program in 2023 with the addition of performance-based equity, and in 2024 by increasing the proportion of performance-based equity awards and introducing performance-based equity with a relative TSR performance metric, and the Compensation Committee believes it is important to observe the effectiveness of these enhancements in driving and rewarding Company financial performance before introducing additional changes. We will continue to review market data from peer companies and engage with stockholders to ensure that our program reflects best practices and considers the feedback of our stockholders.
Compensation Philosophy and Objectives
Our compensation philosophy and programs are designed to attract and retain talented executives who will help us realize our vision of making it simple to connect and do business, to automate the future of finance so millions of

SMBs around the world can thrive, and to motivate and reward executive performance in a manner that is reflective of our overall financial performance over time. Compensation objectives include:
•	Attracting, retaining and motivating top talent who deliver high impact performance results;
•	Aligning the interests of our executives with those of our stockholders; and
•	Providing a strong incentive for executives to work toward the achievement of our goals, including sustained stockholder value creation.
We seek to achieve these objectives by providing compensation that is competitive with the practices of companies in our peer group and market for executive talent in our geography, with individual pay decisions approved in the context of both Company and individual performance. In addition to our peer group, we compete with much larger technology and other high-growth software and financial technology companies for world class talent.
In addition, the Compensation Committee seeks to ensure that we maintain sound governance and compensation policies and practices. In designing and overseeing our executive compensation program, we strive to employ best practices and regularly assess our policies and practices.
What We Do
•
Pay for Performance. We emphasize a strong pay-for-performance culture through rigorous annual incentive plan goals and by delivering a substantial portion of total compensation for our Named Executive Officers in the form of performance-based and time-based long-term equity awards.

•
Annual Compensation Review. We maintain and annually review a group of peer companies, which we use as a data point for all compensation decisions for our executives. The peer group is comprised of public companies that have a similar revenue and market capitalization to ours. We compete with these companies, as well as with larger technology companies, for executive talent.

•
Independent Compensation Consultant. Our Compensation Committee directly engages an independent compensation consultant to provide analysis for all aspects of our executive compensation decisions and guidance on other executive compensation matters independent of management.

•
Annual Say on Pay Vote. We conduct an annual, non-binding stockholder advisory vote on the compensation of our Named Executive Officers, and the Compensation Committee considers the outcome of this vote when making future compensation decisions for our executive officers.

•
Stockholder Outreach. We engage in stockholder outreach throughout the year to discuss our business, including discussions with stockholders about the structure of our executive compensation program. The Compensation Committee considers the feedback we receive from stockholders about our executive compensation program when making future compensation decisions for our executive officers. For further information, including with respect to stockholder outreach in response to our 2023 Say on Pay Vote, see the section entitled “—Stockholder Engagement.”

•	Stock Ownership Guidelines. We maintain robust stock ownership guidelines for our Chief Executive Officer, our other executive officers and the non-employee members of our Board.
•
Clawback Policy. Our executive officers are subject to a compensation recovery “clawback” policy that provides for the recovery of incentive-based compensation in the event we restate our financial statements.

•
Annual compensation-related risk assessment. Together with the Compensation Committee, we perform an annual review of our compensation programs companywide to ensure that they do not encourage a level of risk taking that would result in a material adverse impact on the Company.

What We Do Not Do
•	No Guaranteed Annual Bonuses. We do not provide guaranteed annual bonuses to our executive officers.
•
Limited Perquisites. Our executive officers were entitled to generally available benefits on the same basis as all other U.S. salaried employees in fiscal 2024, except that they are eligible to participate in an executive health insurance program, as encouragement to monitor and maintain good health.

•	No Excise Tax Gross-Ups. We do not provide any excise tax reimbursement payments (including “gross-ups”) with respect to payments or benefits contingent upon a change in control of our Company.
•	No Single Trigger Acceleration. We do not provide “single trigger” equity acceleration upon a change in control of the Company.
•
No Hedging or Pledging. We prohibit our Named Executive Officers, the members of our Board and other employees from hedging or similar transactions designed to decrease risks associated with holding our equity securities. Similarly, no such person may pledge our securities without prior approval of our Chief Compliance Officer.

Executive Compensation Program Design
Our Compensation Committee believes that executive compensation should be competitive with market practice and linked to our overall Company performance and stockholder returns. Our Compensation Committee evaluates our compensation philosophy and executive compensation program annually to ensure that our programs remain competitive relative to our market for executive talent and aligned with our strategic objectives. By delivering compensation in a mix of fixed and variable pay, including long-term vesting equity awards, we seek to align the incentives of our Named Executive Officers with achievement of long-term business objectives and financial performance that drives sustained stockholder value creation.
To support our long-term objectives and reinforce a strong pay-for-performance culture, a majority of total target compensation for our Named Executive Officers has been awarded in the form of performance-based PSUs and time-based RSUs. To further align stockholder value creation with executive compensation, for fiscal 2024, the Compensation Committee increased the weighting of performance-based equity vs. time-based equity. The Compensation Committee also introduced a new long-term performance metric in our PSU program based on relative TSR over a three-year period, in addition to a financial-based metric in our PSU program. PSUs directly align pay with our performance.
To assess the competitiveness of our total direct compensation, our Compensation Committee considers the total direct compensation provided by companies in our compensation peer group and other market data. Our Compensation Committee does not specifically benchmark the compensation of any individual to a precise level of compensation paid by companies in our peer group and does not have a set formula for determining the relationship between either cash and equity compensation or fixed and variable or at-risk compensation.

The material elements of our executive compensation program are:

Compensation Element	Overview	Purpose
Base Salary	Base salaries provide a fixed level of compensation tied to competitive market practice among peers and comparable software companies.	Designed to attract and retain highly talented executives by providing a stable level of fixed compensation in an amount that is competitive in the market.

Annual Cash Incentive
Annual cash incentives for executives require achievement of annual goals tied to Core Revenue (a key measure of the growth of our business) and EBITDA Less Float (to encourage efficient performance and execution across the Company), weighted equally.
Designed to motivate our executives to achieve short-term financial objectives while making progress towards longer-term value creation.

Long-Term Equity Incentive: RSUs	For fiscal 2024, 50-60% of the target long-term incentive value awarded as part of the annual compensation cycle was in the form of RSUs. Annual RSU grants generally vest quarterly over four years.	Designed to align the interests of our executives and stockholders by motivating executives to create sustainable long-term stockholder value, and serves as an important retention vehicle.

Long-Term Equity Incentive: PSUs
For fiscal 2024, 40-50% of target long-term incentive value awarded was in the form of PSUs.

For fiscal 2024, (i) a portion of PSUs was again based on a Core Revenue target metric measured over one year plus an overall three-year time based vesting schedule (from the grant date), with such portion capped at target-level achievement unless a Non-GAAP Net Income threshold value was achieved, and (ii) a portion was based on a relative TSR metric measured over a three-year period, and vesting upon the completion of such period.

Designed to align the interests of our executives and stockholders by motivating executives to drive achievement of certain financial goals, incentivize market out-performance, create sustainable long-term stockholder value and promote long-term retention.

Benefits
We offer competitive health and welfare benefits, as well as participation in an employee stock purchase plan and other employee benefit plans. The Named Executive Officers (excluding Mr. Padelford) also participate in an executive health insurance program, as encouragement to monitor and maintain good health.
Designed to align with competitive norms for comparable companies.

Adjustments to our Named Executive Officers’ compensation are made in connection with our Compensation Committee’s annual review, which generally occurs in the first quarter of our fiscal year. For fiscal 2024, there were no adjustments to cash compensation other than for Mr. Rettig in connection with his promotion to President & Chief Financial Officer, effective November 2023. Mr. Rettig received no special bonus or equity compensation in connection with this promotion.

Compensation Decision-Making Process
Determination of Compensation
In setting the compensation of our Named Executive Officers, our Compensation Committee uses a balanced approach rather than rigid percentiles or benchmarks to establish pay levels for each compensation element. Our Compensation Committee considers the market range of each executive role with opportunities for above median compensation driven by both Company performance and considerations specific to each Named Executive Officer. For fiscal 2024, our Compensation Committee considered the following factors in determining the compensation of our Named Executive Officers:
•	market data, including practices among companies in our compensation peer group;
•	each executive officer’s scope of responsibilities;
•	each executive officer’s tenure, skills, experience, and performance;
•	internal pay equity across the executive management team;
•	our overall performance, taking into consideration performance versus internal plans and industry peers;
•	the recommendations of our Chief Executive Officer (except with respect to his own compensation); and
•	general market conditions.
Our Compensation Committee does not assign relative weights or rankings to any of these factors and does not solely use any quantitative formula, target percentile or multiple for establishing compensation among the executive officers or in relation to the competitive market data.
Role of the Compensation Committee
The Compensation Committee is responsible for overseeing our executive compensation program and all related policies and practices. The Compensation Committee operates pursuant to a formal written charter approved by our Board, which is available on our website at https://investor.bill.com.
At least annually, the Compensation Committee reviews our executive compensation program and determines (and with respect to the CEO, formulates recommendations for consideration by our Board) the various elements of our Named Executive Officers’ compensation, with input from our Board, as well as any employment arrangements with our Named Executive Officers. The Compensation Committee is responsible for taking action with respect to compensation that will attract and retain talented executives and support our long-term stockholder value creation with an effective pay-for-performance approach.
The Compensation Committee meets regularly during the fiscal year both with and without the presence of our Chief Executive Officer and other Named Executive Officers. The Compensation Committee also discusses compensation issues with our Chief Executive Officer (except with respect to his own compensation) and other members of the Board between its formal meetings.
Role of Management
The compensation of our Named Executive Officers is determined by the Compensation Committee. In discharging its responsibilities, the Compensation Committee also works with members of our management, including our Chief Executive Officer and senior Human Resources and Legal executives. Our management team assists the Compensation Committee by providing information on corporate and individual performance, competitive market data, and management’s perspective and recommendations on compensation matters.
Members of management, including our Chief Executive Officer, regularly participate in Compensation Committee meetings to provide input on our compensation philosophy and objectives. Our Chief Executive Officer discusses with the Compensation Committee the compensation and performance of all executive officers, other than himself. Our Chief Executive Officer bases his recommendations in part upon his review of the performance of our executive officers. The Compensation Committee reviews and discusses these recommendations and proposals with our Chief Executive Officer and uses them as one factor in determining and approving the compensation for our executive officers. None of our executives attends any portion of Compensation Committee meetings at which his or her compensation is discussed.

Role of the Compensation Consultant
The Compensation Committee may engage the services of outside advisors, experts and others to assist the Compensation Committee. From July 2023 until May 2024, the Compensation Committee retained the services of Compensia as independent compensation consultant to advise the Compensation Committee on compensation matters related to our executive and director compensation programs. During this period, Compensia provided the following support:
•	assisted in the review and updating of our compensation peer group;
•	analyzed the executive compensation levels and practices of the companies in our compensation peer group;
•	provided advice with respect to compensation best practices and market trends for Named Executive Officers and directors;
•	assisted with the design of the short-term and long-term incentive compensation plans for our Named Executive Officers and other executives;
•	reviewed the Compensation Discussion and Analysis and other Proxy Statement disclosures with respect to fiscal 2023; and
•	provided ad hoc advice and support throughout the year.
Compensia reported to and worked for the Compensation Committee. In fiscal 2024, Compensia did not provide any services to us other than the services provided to our Compensation Committee. Our Compensation Committee has assessed the independence of Compensia in fiscal 2024 taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of the NYSE, and has concluded that no conflict of interest exists with respect to the work that Compensia performed for our Compensation Committee.
In May 2024, the Compensation Committee ended its engagement with Compensia and retained the services of the Semler Brossy Consulting Group, LLC (Semler Brossy) as independent compensation consultant to advise the Compensation Committee on compensation matters related to our executive and director compensation programs.
During this period, Semler Brossy provided the following support to the Compensation Committee:
•	provided advice with respect to compensation best practices and market trends for Named Executive Officers and directors;
•	assisted with the design of the short-term and long-term incentive compensation plans for our Named Executive Officers and other executives;
•	considered the results of stockholder advisory votes on executive compensation (say-on-pay) matters;
•	reviewed this Compensation Discussion and Analysis and other Proxy Statement disclosures; and
•	provided ad hoc advice and support.
In fiscal 2024, Semler Brossy did not provide any services to us other than the services provided to our Compensation Committee. Our Compensation Committee has assessed the independence of Semler Brossy in fiscal 2024 taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of the NYSE, and has concluded that no conflict of interest exists with respect to the work that Semler Brossy performs for our Compensation Committee.
Role of Competitive Market Data
As part of its annual compensation review process, the Compensation Committee generally reviews competitive market data for positions comparable to those of our Named Executive Officers and other key executives.

In February 2023, the Compensation Committee, with the assistance of Compensia, reviewed our executive compensation peer group. The executive compensation peer group approved by the Compensation Committee to support fiscal 2024 pay decisions was comprised of publicly-listed direct competitors and cloud software companies. Additional factors that were considered in identifying peers included:
•	revenue generally between $400 million and $1.5 billion and a preference for strong revenue growth;
•	a market capitalization between $5 billion and $25 billion; and
•	headquarters in the United States, with consideration given to San Francisco Bay Area companies in the overall peer group.
For fiscal 2024, the Compensation Committee reviewed market data from the following compensation peer group:

•	Cloudflare	•	Okta
•	Confluent	•	Paycom Software
•	Crowdstrike	•	Paylocity Holdings
•	Datadog	•	Procore Technologies
•	Dynatrace	•	Qualtrics International
•	Elastic	•	Samsara
•	Gitlab	•	Unity Software
•	HashiCorp	•	ZoomInfo Technologies
•	HubSpot	•	Zscaler
•	MongoDB

Our Compensation Committee removed Affirm, Asana, Avalara, Coupa Software, The Trade Desk, and Upstart Holdings from our fiscal 2024 compensation peer group either because the company did not meet one or more of the criteria discussed above and was no longer considered to be a meaningful comparison point or the company ceased to be publicly traded. Our Compensation Committee then added Elastic, Gitlab, Paycom Software, Procore Technologies, and Samsara to our fiscal 2024 compensation peer group based on the criteria set forth above.
The Compensation Committee evaluates our peer group annually and modifies the peer group as needed. Given that not all of the peer group companies report data for a position comparable to each of our executive officers, the Compensation Committee also reviews market data from the Radford Global Technology survey. Our Compensation Committee utilizes market data as one reference point along with various other factors, such as the individual’s performance, experience, and competitive market conditions in making compensation decisions.
Principal Elements of Compensation
Base Salary
Base salary is the primary fixed component of our executive compensation program. Base salaries for our executive officers are generally reviewed annually in July of each year. Changes in base salary (if any) applicable to fiscal 2023 and fiscal 2024 were effective as of July 1, 2022 and August 26, 2023, respectively, in accordance with our current practice of reviewing and adjusting compensation in the first quarter of the fiscal year. In fiscal 2023 and fiscal 2024, the base compensation for our Named Executive Officers was as follows:

Name	Base Salary Rate as of July 1, 2022	Base Salary Rate as of Aug. 26, 2023	% Change
René Lacerte	$550,000	$550,000	n/a
John Rettig	$475,000	$475,000(1)	n/a
Raj Aji	$400,000	$400,000	n/a
Loren Padelford(2)	$421,325	$421,325	n/a

(1)
Mr. Rettig did not receive a base salary increase from fiscal 2023 to fiscal 2024. He was subsequently promoted to President & Chief Financial Officer on November 2, 2023, and his base salary increased to $500,000 at that time.

(2)
Mr. Padelford’s employment ceased on March 15, 2024. His salary rate was Canadian Dollars (CAD) 577,000 and remained unchanged as of August 26, 2023. The values in the table above were converted from CAD to U.S. Dollars (USD) per the June 29, 2024 exchange rate of 1 CAD = 0.7302 USD.

As illustrated above, base salaries and target annual incentive opportunities for our Named Executive Officers were not increased from fiscal 2023 to fiscal 2024. This was based on the Compensation Committee’s determination, including input from the CEO, that cash compensation was competitively positioned relative to market norms among comparable companies. As previously noted, Mr. Rettig was promoted to President & Chief Financial Officer on November 2, 2023 and his base salary increased from $475,000 to $500,000 and his target bonus increased from 80% to 100% at that time. Mr. Padelford received no additional salary or compensation following his resignation, effective March 15, 2024.
Annual Cash Bonus Compensation
We use performance-based annual cash bonus opportunities to motivate our executive officers, including our Named Executive Officers, to achieve our annual financial, operational, and strategic business objectives. Under the Fiscal 2024 Bonus Program, our Named Executive Officers were eligible to earn annual cash bonuses based on our achievement of corporate financial goals, as described in detail below.
Target Annual Cash Bonus Opportunities
For purposes of the Fiscal 2024 Bonus Program, our Compensation Committee determined the target annual cash bonus opportunities of our Named Executive Officers expressed as a percentage of their annual base salary. In July 2023, the Compensation Committee set the target annual cash bonus opportunities for Mr. Lacerte, Mr. Rettig, Mr. Aji, and Mr. Padelford for purposes of the Fiscal 2024 Bonus Program. The target annual cash bonus opportunities of our Named Executive Officers for fiscal 2023 and 2024 were as follows:

Name	FY23 Target Bonus (% of Base)	FY24 Target Bonus (% of Base)
René Lacerte	100%	100%
John Rettig(1)	80%	93%
Raj Aji	60%	60%
Loren Padelford(2)	100%	100%

(1)
Mr. Rettig’s annual bonus target remained unchanged as of the start of fiscal 2024. He was subsequently promoted to President & Chief Financial Officer on November 2, 2023, and his annual bonus target increased from 80% to 100% at that time. The figure in the table above for fiscal 2024 is a prorated target.

(2)	Mr. Padelford’s employment ceased on March 15, 2024, making him ineligible to participate in the Fiscal 2024 Bonus Program.
The actual fiscal 2024 cash bonus for each executive was determined based on the executive’s base salary as of fiscal year-end, except for Mr. Rettig whose bonus was calculated based on the weighted average sum of his previous and new base salary (as a result of his promotion).
Fiscal 2024 Bonus Program Performance Measurement
As we focus on driving durable growth and, increasingly, on enhancing our profitability profile, and in response to stockholder feedback, our Named Executive Officers were eligible to earn a cash bonus in fiscal 2024 based on our level of achievement of both revenue growth and a profitability metric (weighted equally), with additional consideration given to each executive’s individual performance. As discussed above under “—Fiscal 2024 FY24 Performance Results and Incentive Payout Summary,” the Fiscal 2024 Bonus Program required achievement of rigorous top-line and bottom-line performance metrics—specifically, Core Revenue and EBITDA Less Float — to provide incentives that drive the efficient, long-term growth of the Company. We continue to use Core Revenue because it has been an important metric used by investors to assess the health and trajectory of our business, as discussed above. We include EBITDA Less Float to drive and reward improving profitability, which was a key focus for us. Both our Core Revenue and our EBITDA Less Float goals were weighted equally in determining the corporate performance factor for the fiscal 2024 bonus, with payouts for achievement between threshold, target and maximum levels to be linearly interpolated. Our Compensation Committee believes that our Core Revenue and profitability-based metrics in our bonus plan will incentivize our executives to drive sustainable growth of our business, which in turn will benefit our stockholders over time.

The Fiscal 2024 Bonus Program structure applicable for each of our Named Executive Officers, approved by the Compensation Committee in July 2023, was as follows:

	Threshold	Target	Maximum
Fiscal 2024 Core Revenue (in millions)	$1,120.7	$1,245.2	$1,307.5
Percent of Target Performance	90%	100%	105%
Payout Percent of Target	50%	100%	150%

	Threshold	Target	Maximum
Fiscal 2024 EBITDA Less Float (in millions)	$16.3	$20.4	$30.6
Percent of Target Performance	80%	100%	150%
Payout Percent of Target	50%	100%	150%

Pursuant to the Fiscal 2024 Bonus Program, following the Compensation Committee’s evaluation of corporate financial performance, each Named Executive Officer’s payout may be adjusted up or down by a maximum of 20% based on an evaluation of each executive’s individual performance during the year.
Fiscal 2024 Bonus Program Payouts
In August 2024, the Compensation Committee determined that our actual fiscal 2024 Core Revenue was $1,122.7 million and EBITDA Less Float was approximately $31.0 million. Based on these results, our Compensation Committee approved a corporate performance factor equal to payment at 100.4% of target, as illustrated below:

	Goal Weighting	Target Achievement	Actual Achievement	% of Target Achievement	% Payout
Core Revenue	50%	$1,245.2 million	$1,122.7 million	90.2%	51%
EBITDA Less Float	50%	$20.4 million	$31.0 million	152.0%	150%
Overall Payout					100.4%

Each Named Executive Officer’s overall performance and progress towards or achievement of his or her individual objectives was next reviewed by the Compensation Committee to determine whether the payout determined above should be adjusted upwards or downwards by up to 20% pursuant to the Fiscal 2024 Bonus Program. As a result of this assessment, the Compensation Committee determined to apply a 20% individual performance modifier to Mr. Rettig’s bonus. Mr. Rettig’s individual performance modifier was determined to be reasonable and appropriate because of his continued exceptional contributions to our company in his new role as President and Chief Financial Officer, which included overseeing our finance, accounting, sales, marketing and operations functions, and his success in driving improvements to our profitability profile. As evident by his promotion, the Compensation Committee believed Mr. Rettig’s expanded role and personal performance throughout the year warranted the maximum 20% individual performance modifier in the Fiscal 2024 Bonus Program. Please note that Mr. Rettig’s equity compensation was not increased at the time of his promotion despite his expanded scope of responsibilities.
Taking into consideration our corporate results and individual performance of our Named Executive Officers, the Compensation Committee approved the following cash bonuses for our Named Executive Officers:

	Target Bonus	Earned Bonus	Bonus % of Target
René Lacerte	$550,000	$552,200	100.4%
John Rettig(1)	$458,111	$551,933	120.5%
Raj Aji	$240,000	$240,960	100.4%
Loren Padelford(2)	$421,325	N/A	N/A

(1)	Mr. Rettig’s target and earned bonus reflect the November 2, 2023 increase to his base salary and annual bonus target in connection with his promotion.
(2)
Mr. Padelford did not earn an annual bonus payment for fiscal 2024 due to his resignation in March 2024.The value in the table above was converted from CAD to U.S. Dollars (USD) per the June 29, 2024 exchange rate of 1 CAD = 0.73 USD.

Equity Compensation
A significant portion of executive pay is delivered as long-term incentive equity awards with multi-year vesting requirements and performance-based metrics to incentivize, reward and retain our Named Executive Officers and drive long-term corporate performance and stockholder value and, thereby, to align the interests of our Named Executive Officers with those of our stockholders. We generally provide awards vesting over a four-year time horizon, including a one-year cliff for new hires.
We historically used equity awards in the form of time-based stock options and RSUs, but our Compensation Committee subsequently transitioned to primarily using RSUs and PSUs. The Compensation Committee believes that RSUs serve as an important retention vehicle and align the interests of management and stockholders while being less dilutive than stock options.
As discussed above, during fiscal 2023, the Compensation Committee introduced PSUs as a material component of annual equity award allocations for our executive officers.
In fiscal 2024, we went a step further by increasing the proportion of equity granted in the form of PSUs, representing a significant emphasis on performance-based compensation for our executive team, and a commitment to continue to align pay and performance. We also introduced new PSUs subject to vesting tied to total stockholder return relative to the Russell 3000 index over a three-year performance period. We believe the new TSR PSUs will help further align the interests of our executives with those of our stockholders and focus our leadership on long-term performance.
Annual Equity Compensation
During fiscal 2024, we granted annual long-term incentive awards to each of our Named Executive Officers. The Compensation Committee approved the terms and value of these grants with consideration given to the competitive market data provided by Compensia, the individual performance and contribution of our executives, as well as our strong Company performance relative to both our compensation peers and broader market.
For Mr. Lacerte and Mr. Rettig, the target value of equity approved by the Compensation Committee was allocated 50% to time-vesting RSUs; 30% to Financial PSUs and 20% to Relative TSR PSUs. For Mr. Aji and Mr. Padelford, the target value of equity approved by the Compensation Committee was allocated 60% to time-vesting RSUs, 25% to Financial PSUs and 15% to Relative TSR PSUs. The target award value was converted into shares based on a trailing average closing price of our common stock through the period ending on the day prior to the date of grant. Details of the annual long-term incentive compensation awarded to our Named Executive Officers are as follows:

	Number of:			Target Value of:(1)			Total
Name	Financial PSUs (at Target)	Relative TSR PSUs (at Target)	RSUs	Financial PSUs (at Target)	Relative TSR PSUs (at Target)	RSUs
René Lacerte	35,114	23,409	58,524	$4,200,000	$2,800,000	$7,000,000	$14,000,000
John Rettig	25,081	16,721	41,803	$3,000,000	$2,000,000	$5,000,000	$10,000,000
Raj Aji	4,911	2,947	11,788	$587,500	$352,500	$1,410,000	$2,350,000
Loren Padelford(2)	7,524	4,514	18,059	$900,000	$540,000	$2,160,000	$3,600,000

(1)
These amounts reflect the Compensation Committee’s methodology for determining the equity awards during its compensation review process and do not reflect the actual economic value that may ultimately be realized by the Named Executive Officers. These amounts do not reflect, and are different from, the grant date fair value of the PSUs and RSUs computed in accordance with FASB ASC Topic 718. The grant date fair value of the PSUs and RSUs computed in accordance with FASB ASC Topic 718 is set forth in the “—Fiscal 2024 Summary Compensation Table” below.

(2)	Mr. Padelford resigned effective March 2024 and, consequently, his then-unvested long-term incentive awards were forfeited.
Fiscal 2024 RSUs
The RSUs granted to Mr. Lacerte, Mr. Rettig, Mr. Aji, and Mr. Padelford vest in 16 equal quarterly installments, for a total four-year vesting period. As noted above, Mr. Padelford resigned effective March 2024, and his remaining unvested RSUs were forfeited.

Fiscal 2024 PSUs
In fiscal 2024, the Committee again granted financial-based PSU awards designed to drive the achievement of Core Revenue and Non-GAAP Net Income achievement (the “Financial PSUs”). The Committee also introduced TSR-based PSU awards (the “TSR PSUs”), which were granted in tandem with the Financial PSUs. Together, the PSUs drive the achievement of our near-term financial goals, as well as long-term stockholder value creation.
Fiscal 2024 Financial PSUs. A portion of the PSUs granted to our Named Executive Officers in fiscal 2024 were eligible to be earned based on our level of achievement of a Core Revenue metric, subject to a cap of 100% of target if our fiscal 2024 Non-GAAP Net Income did not exceed a threshold during the year, as described below.
Core Revenue Metric. Core Revenue was selected as a key performance metric for the fiscal 2024 PSUs as well as our Fiscal 2024 Bonus Program because our Compensation Committee determined that one of the most important factors in increasing stockholder value in fiscal 2024 was Core Revenue growth. Core Revenue, which is comprised of the revenue generated from subscriptions to our platform and transactions on our platform and excludes only “float” revenue, or revenue generated from interest on customer funds (which is less within our control), is a critical indicator of the growth of our business. In the technology industry, growth is considered paramount to the health of a business, and there is no metric that tracks our growth as effectively as core revenue. Our investors understand and have conveyed this to us in our meetings with them, and, as a result, we prioritize it in our compensation program. Our Compensation Committee considered a variety of factors, including our continued growth, our dynamic, highly competitive and fast-moving industry and the difficulty of predicting future performance in such an environment, and concluded that a one-year Core Revenue-based performance metric incentivized our executives to focus on achieving performance objectives directly connected to our growth plan and, as a result, aligned their success with the interests of our stockholders. We operate in a highly-dynamic market and we believe that setting financial performance goals on a one-year basis best enables us to be precise and rigorous in reflecting the competitive environment.
Non-GAAP Net Income Guardrail. To promote profitability, fiscal 2024 financial PSU achievement was capped at a maximum of 100% of target if our Non-GAAP Net Income did not exceed a $193.8 million threshold during the year. The Compensation Committee included this cap as a guardrail to ensure that Core Revenue performance was achieved in a sustainable way. This aligns executives with our business performance and strategy, since it indicates how efficiently we are driving our growth in a responsible manner. It is also an appropriate performance motivator for our executive officers because their decisions can significantly impact this metric.
Information regarding the target, threshold, and maximum values for our fiscal 2024 PSUs are set forth in the table below. Core Revenue achievement between the threshold, target and maximum levels, and the corresponding number of fiscal 2024 financial PSUs that would be eligible to vest, would be linearly interpolated.

	Threshold	Target	Maximum
Fiscal 2024 Core Revenue (in millions)	$1,158.0	$1,245.2	$1,332.4
Percent of Target Performance	93%	100%	107%
Payout Percent of Target	50%	100%	200%

In August 2024, the Audit Committee determined, and the Compensation Committee certified, that our actual fiscal 2024 Core Revenue was $1,122.7 million and our fiscal 2024 Non-GAAP Net Income was $244.0 million.3 As a result, the Compensation Committee determined that the fiscal 2024 Financial PSUs were not achieved and were therefore forfeited.

Name	Fiscal 2024 PSUs Achieved
René Lacerte	0
John Rettig	0
Raj Aji	0
Loren Padelford	N/A

Fiscal 2024 TSR PSUs
A portion of the PSUs granted to our Named Executive Officers in fiscal 2024 were eligible to be earned based on our TSR relative to the Russell 3000 index (the “Index”), with a single three-year performance period, beginning July 1, 2023 and ending June 30, 2026. The Committee granted these awards to align our NEOs’ incentives with the long-term
[3]	Please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” for reconciliation.

interests of our stockholders. The Committee determined that it was appropriate to use a single three-year performance period for the TSR PSUs granted during fiscal 2024 to align the TSR PSUs towards long-term sustained value creation balanced with the shorter-term annual performance objectives of the Financial PSUs. The Committee believes the Index is an appropriate comparison because it represents a broad group of companies with whom we compete for talent and investment dollars and is large enough to account for potential consolidation in our industry sector.
The table below summarizes the performance targets and payout levels:

	Performance Metric Achievement – Relative TSR	Performance Multiplier (as a Percentage of Target TSR PSUs)
Below Threshold	<25th percentile	0%
Threshold Level	25th percentile	50%
Target Level	50th percentile	100%
Maximum Level	85th percentile	200%

The Compensation Committee determined to set the threshold for maximum achievement at the 85th percentile, rather than the 75th percentile as many peer companies do, to incentivize exceptional performance. The Company’s relative TSR achievement (and the corresponding number of PSUs that are earned and vest) will be determined on a straight-line interpolation basis, if achievement is between the levels set forth in the table above.
Any earned PSUs subject to the relative TSR performance metrics vest in full at the end of the three-year performance period, subject to the executive’s continued service at that time.
Timing of Grants of Certain Equity Awards
We grant equity awards on an annual basis and may grant equity awards on a discretionary basis in connection with certain events such as the commencement of employment, promotion or the closing of an acquisition. As discussed above, currently, we primarily grant RSUs and PSUs and generally do not grant stock options. We do not have a formal policy regarding the timing of awards of options in relation to our disclosure of material nonpublic information. However, our Compensation Committee does not grant option awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.
Each fiscal year, our Compensation Committee adopts an annual budget for the grant of equity awards. Further, as part of its standing agenda, our Compensation Committee approves annual grants of equity awards to our Named Executive Officers at its regularly scheduled meeting in July of each year. For fiscal 2024, the Compensation Committee determined in advance that annual equity grants of RSUs and PSUs would be granted to our Named Executive Officers on August 15, 2023, with the number of RSUs and PSUs awarded determined based on the methodology described above under “—Annual Equity Compensation.” No additional, discretionary equity awards were made to our Named Executive Officers in fiscal 2024.
Additional Information
Offer Letters
We have entered into offer letters with each of our Named Executive Officers other than Mr. Padelford, for whom we entered into an Employment Agreement, as is customary for Canadian employees. Each of these offer letters and agreements provide for at-will employment and generally include the Named Executive Officer’s initial base salary and an indication of eligibility for an annual cash incentive award opportunity. Each of our Named Executive Officers is also eligible to participate in our employee benefit plans, including health insurance, that we offer to our employees. In addition, each of our Named Executive Officers has executed a form of our standard confidential information, invention assignment agreement and indemnification agreement.
Mr. Padelford resigned effective March 2024, and we did not enter into any additional agreement with him at such time.
Post-Employment Compensation Arrangements
The Compensation Committee considers maintaining an effective management team to be essential to protecting the best interests of BILL and our stockholders. Accordingly, we have entered into change in control and severance agreements with each of our Named Executive Officers. These agreements are intended to align with competitive market practice among peers and the broader software market. In addition, change-in-control benefits support continued retention and continuity with respect to their roles and responsibilities without the distraction that may arise from the possibility or occurrence of a change in control of BILL. The benefits under the change in control and severance agreements generally supersede all other cash severance and vesting acceleration arrangements. In addition, we maintain a policy that provides for certain equity acceleration upon the death or disability of certain tenured employees, as described under “How We Are Paid—Executive Death, Disability, and Retirement Policy.” For detailed descriptions of the post-employment compensation arrangements we maintain with our Named Executive Officers as well as an estimate of the potential payments and benefits payable under these arrangements, see “—Potential Payments upon Termination or Change in Control” below.
Stock Ownership Guidelines
To further align the interests of our executive officers with those of our stockholders and to promote a long-term perspective in managing our Company, in October 2021, we adopted a stock ownership policy for our Chief Executive Officer, Chief Financial Officer and other executive officers (as defined in Rule 16a-1(f) promulgated under the Exchange Act), including each of our Named Executive Officers. Our stock ownership policy requires each executive officer to acquire and hold a number of shares of our common stock equal in value to a multiple of such executive officer’s annual base salary, in each case, until he or she ceases to be an executive officer. The multiple for our Chief Executive Officer is five times his annual base salary, the multiple for our President & Chief Financial Officer is three times his annual base salary, and the multiple for our other executive officers is two times his or her annual base salary. For purposes of our stock ownership policy, we only count directly and beneficially owned shares, including shares purchased through our 2019 ESPP or 401(k) Plan, if applicable, shares underlying vested RSUs that are held or deferred, shares received on exercise of stock options and shares held in trust. We do not include unexercised stock options or unvested RSUs or PSUs. Each executive officer has until the last day of our fiscal year that includes the fifth anniversary of the later of his or her designation as an executive officer and the effective date of the policy to obtain the required ownership level. The Compensation Committee may make exceptions in situations where the stock ownership policy would cause a severe hardship.
Compensation Recovery “Clawback” Policy
In September 2023, our Board adopted a clawback policy providing for the recovery of all or any portion of an executive officer’s incentive-based compensation in the event that we restate our financial results in compliance with the final rules promulgated by the SEC under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Rule 10D-1 and the NYSE. The policy applies to our Chief Executive Officer, President & Chief Financial Officer, and other executive officers, including each of our Named Executive Officers. The recovery period extends up to three most recently-completed fiscal years prior to the date of the restatement, with respect to incentive-based compensation granted or received after the effective date of the SEC rules. This policy restated and replaced the prior clawback policy adopted in October 2021.
Anti-hedging Policy
Under our Insider Trading Policy, we prohibit our employees, including our Named Executive Officers, and Board members, from hedging the risk associated with ownership of shares of BILL common stock and other securities.
Anti-pledging Policy
Under our Insider Trading Policy, we prohibit our employees, including our Named Executive Officers, and Board members from pledging any BILL securities as collateral for a loan, except as specifically approved by our Chief Compliance Officer.
Employee Benefits and Perquisites
In fiscal 2024, our Named Executive Officers were generally eligible to receive the same employee benefits available to all of our full-time employees, subject to the satisfaction of certain eligibility requirements. This included medical, dental, and vision benefits, flexible spending accounts, short-term and long-term disability insurance, life insurance, and accidental death and dismemberment insurance. Our employee benefits programs are designed to be affordable and competitive to the market in which we compete for talent. For fiscal 2024, our Named Executive Officers were also eligible to participate in an executive health insurance program as encouragement to monitor and maintain good health.

Tax and Accounting Treatment of Compensation
Our Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), limits the amount that we may deduct from our federal income taxes for remuneration paid to our Named Executive Officers (other than our Chief Financial Officer) to $1 million per executive officer per year.
In approving the amount and form of compensation for the Named Executive Officers, the Compensation Committee considers all elements of our cost of providing such compensation, including the potential impact of Section 162(m). The Compensation Committee believes, however, that our stockholder interests are best served by retaining its discretion and flexibility in awarding compensation, even though some compensation awards may result in non-deductible compensation expense.
No Tax Reimbursement of Parachute Payments and Deferred Compensation
We did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during fiscal 2024, and we have not agreed and are not otherwise obligated to provide any Named Executive Officer with such a “gross-up” or other reimbursement.
Accounting Treatment
We account for stock compensation in accordance with the authoritative guidance set forth in FASB ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors over the period during which the award recipient is required to perform services in exchange for the award. We determine both the grant date fair value and the service period based on applicable accounting standards. This calculation is performed for accounting purposes and reported in the compensation tables included in this Proxy Statement.
401(k) Plan
We sponsor a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Code, containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. With certain exceptions, all employees who have attained at least 21 years of age are eligible to participate in the plan on the first day of the month occurring after the employee satisfies the eligibility requirements. Participants may make pre-tax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on contributions under the Code. Participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee’s interest in his or her deferral contributions is 100% vested when contributed.
Limitations on Liability and Indemnification Matters
Our Charter contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law, or DGCL. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•	any transaction from which the director derived an improper personal benefit.
Our Charter and Bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted, subject to very limited exceptions.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers, and certain of our other employees. These agreements, among other things, require us to indemnify our directors, officers, and key employees for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts actually and reasonably incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.
We believe that these provisions of our amended and restated certificate of incorporation, Bylaws, and indemnification agreements are necessary to attract and retain qualified directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our Charter and Bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breaches of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Rule 10b5-1 Sales Plans
Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances.

REPORT OF THE COMPENSATION COMMITTEE
This report of the Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with the Company’s management. Based on that review and those discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2024.
Submitted by the Compensation Committee
Allison Mnookin, Chair
Brian Jacobs
Scott Wagner
Alison Wagonfeld

Fiscal 2024 Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by or paid to each of our Named Executive Officers for all services rendered to us during fiscal 2022, fiscal 2023 and fiscal 2024, as applicable.

Name and Principal Position	Fiscal Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
René Lacerte Chief Executive Officer	2024	$613,462	$—	$13,180,642	$—	$552,200	$31,667	$14,377,970
	2023	$550,000	$—	$16,545,814	$—	$625,350	$—	$17,721,164
	2022	$500,000	$—	$8,931,316	$3,700,211	$797,500	$—	$13,929,027
John Rettig(5) President and Chief Financial Officer	2024	$547,524	$—	$9,414,759	$—	$551,933	$41,805(6)	$10,556,208
	2023	$475,000	$—	$12,974,008	$—	$518,472	$—	$13,967,481
	2022	$409,740	$—	$21,352,008(7)	$1,435,421	$570,270	$—	$23,767,439
Loren Padelford Former Chief Commercial Officer	2024(8)	$301,950	$—	$3,309,663	$—	$—	$22,167	$3,633,779
	2023	$351,479	$145,224(9)	$8,687,061	$—	$397,991	$31,134	$9,612,889
Raj Aji Chief Legal Officer, Chief Compliance Officer and Secretary	2024	$446,154	$—	$2,160,427	$—	$240,960	$31,667	$2,879,208
	2023	$400,000	$—	$5,405,892	$—	$272,880	$—	$6,078,773
	2022	$350,000	$—	$1,732,776	$717,649	$266,438	$—	$3,066,863

(1)
During fiscal 2024, we transitioned to a non-accrual vacation policy for our exempt employees, including our executive officers. Amounts listed include the resulting payments for accrued paid time off: $63,462 for Mr. Lacerte, $56,178 for Mr. Rettig and $46,154 for Mr. Aji.

(2)
Amounts represent the aggregate grant date fair value of the awards granted to each Named Executive Officer, as applicable, in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value are set forth in Note 11 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2024. Such grant date fair value does not take into account any forfeitures related to service-based vesting conditions that may occur. Note that the amounts reported in this column reflect the accounting cost for these RSUs and PSUs and do not correspond to the actual economic value that may be received by our named executive officers from the RSUs and PSUs. The fiscal 2024 TSR PSUs are considered to have a “market condition” for accounting purposes and are therefore valued using a lattice model simulation analysis, specifically a Monte Carlo simulation. The grant date fair value of the fiscal 2024 Financial PSU awards is based on our achievement of such Financial PSU awards' performance conditions at 100% of target. If both the Financial and TSR PSUs were instead valued based on the maximum outcome of the applicable performance condition (i.e., based on maximum level performance), the total amount for the PSU awards reported in this column for fiscal 2024 would increase as follows: Mr. Lacerte from $7,208,853 to $14,417,705, Mr. Rettig from $5,149,181 to $10,298,362, Mr. Padelford from $1,466,922 to $2,933,845, and Mr. Aji from $957,579 to $1,915,159.

(3)
The amounts reported represent payments made under our Fiscal 2024 Bonus Program in respect of service in fiscal 2024, as described above in “Compensation Discussion & Analysis — Annual Cash Bonus Compensation”.

(4)	Fiscal 2024 amounts include the costs of our executive health insurance program.
(5)	Mr. Rettig was promoted to President & Chief Financial Officer on November 2, 2023. His base salary increased from $475,000 to $500,000 and his target bonus increased from 80% to 100% at that time.
(6)
Amounts include a cash award paid pursuant to a company-wide, all employee, policy honoring service anniversaries for long-tenured employees with a cash bonus determined by tenure and a corresponding tax gross up, consisting of a $5,000 cash bonus and a $5,138 tax payment.

(7)
Amount includes PSU and RSU awards for Mr. Rettig. The PSUs granted in fiscal 2022 are considered to have a “market condition” for accounting purposes and are therefore valued using a lattice model simulation analysis, specifically a Monte Carlo simulation, as disclosed in Note 11 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended June 30, 2022.

(8)
Mr. Padelford’s salary is prorated to reflect his resignation on March 15, 2024. The value is converted from CAD to USD based on exchange rate of 1 CAD = 0.730 USD as of June 30, 2024. Mr. Padelford did not receive payment under our Fiscal 2024 Bonus Program because he terminated employment.

(9)	Amount represents sign-on bonus.

Fiscal 2024 Grants of Plan-Based Awards Table
The following table provides information concerning each grant of an award made in 2024 for each of our Named Executive Officers under any plan. This information supplements the information about these awards set forth in the “—Fiscal 2024 Summary Compensation Table” above.

Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Stock Awards: Number of Shares of Stock Options(2)	Exercise Price	Grant Date Fair Value of Stock and Option Awards(3)
			Threshold	Target	Maximum	Threshold	Target	Maximum
René Lacerte	Cash	—	$275,000	$550,000	$990,000			—	—	—	—	—
	RSU	8/15/2023	—	—	—		—	—	58,524	—	—	$5,971,789
	PSU Financial	8/15/2023	—	—	—	17,557	35,114	70,228	—	—	—	$3,583,033
	PSU TSR	8/15/2023	—	—	—	11,705	23,409	46,818	—	—	—	$3,625,820
John Rettig	Cash	—	$229,056	$458,111	$824,600		—	—	—	—	—	—
	RSU	8/15/2023	—	—	—		—	—	41,803	—	—	$4,265,578
	PSU Financial	8/15/2023	—	—	—	12,541	25,081	50,162	—			$2,559,265
	PSU TSR	8/15/2023	—	—	—	8,361	16,721	33,442				$2,589,916
Loren Padelford	Cash	—	$210,663	$421,325	$758,386(4)		—	—	—	—	—	—
	RSU	8/15/2023				—	—	—	18,059	—	—	$1,842,740
	PSU Financial	8/15/2023	—	—	—	3,762	7,524	15,048	—	—	—	$767,749
	PSU TSR	8/15/2023	—	—	—	2,257	4,514	9,028	—	—	—	$699,173
Raj Aji	Cash	—	$120,000	$240,000	$432,000		—	—	—	—	—	—
	RSU	8/15/2023	—	—	—		—	—	11,788	—	—	$1,202,848
	PSU Financial	8/15/2023	—	—	—	2,456	4,911	9,822	—	—	—	$501,118
	PSU TSR	8/15/2023	—	—	—	1,474	2,947	5,894	—	—	—	$456,461

(1)
The amounts reported reflect the threshold, target and maximum performance-based cash incentive compensation amounts that could have been paid for fiscal 2024 under the Fiscal 2024 Bonus Program. The types and weighting of the performance measures under the Fiscal 2024 Bonus Program are described in the “Compensation Discussion & Analysis” section of this Proxy Statement.

(2)	The vesting schedule of each stock award granted is set forth in the “Outstanding Equity Awards at 2024 Year End Table” below.
(3)
Amounts represent the aggregate grant date fair value of the stock awards in form of RSUs and PSUs, awarded to the Named Executive Officer during fiscal 2024, as applicable, in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value are set forth in Note 11 of the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended June 30, 2024. Such grant date fair value does not take into account any forfeitures related to service-based vesting conditions that may occur. Note that the amounts reported in this column reflect the accounting cost for these RSUs and PSUs and do not correspond to the actual economic value that may be received by our Named Executive Officers from the RSUs and PSUs. In particular, amounts in this column include the grant date fair value of the fiscal 2024 PSUs, as computed in accordance with ASC 718, assuming the probable outcome of related performance conditions, which we have expected to be achieved at 100% of target for the Fiscal 2024 Financial PSUs. The Fiscal 2024 TSR PSUs are considered to have a “market condition” for accounting purposes and are therefore valued using a lattice model simulation analysis, specifically a Monte Carlo simulation.

(4)	Mr. Padelford departed from his role as Chief Commercial Officer effective March 15, 2024.

Outstanding Equity Awards at Fiscal Year-End Table
The following table presents, for each of the Named Executive Officers (other than Mr. Padelford, who departed prior to fiscal year-end), information regarding outstanding stock options, RSUs, and PSUs held as of June 30, 2024. The equity awards listed below are subject to acceleration upon certain specified events; for more information, see “—Potential Payments upon Termination or Change in Control” below.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options				Number of Shares or units of Stock That have not Vested	Market Value of Shares or Units of Stock that have not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested($)(1)
Name	Grant Date	Exercisable	Unexercisable	Exercise Price	Expiration Date
René Lacerte	8/2/2018(2)	176,456	0	$5.26	8/1/2028	—	—	—	—
	2/13/2019(3)	650,000	0	$8.76	2/12/2029	—	—	—	—
	5/28/2020(4)	95,000	0	$69.37	5/28/2030	—	—	—	—
	7/21/2021(5)	19,147	8,704	$200.42	7/21/2031	—	—	—	—
	7/21/2021(6)	—	—	—	—	13,926	$732,786	—	—
	7/30/2022(6)	—	—	—	—	48,230	$2,537,863	—	—
	7/30/2022(9)	—	—	—	—	11,836	$622,810	—	—
	8/15/2023(11)	—	—	—	—	47,551	$2,502,134	—	—
	8/15/2023(12)	—	—	—	—	0	$0	—	—
	8/15/2023(13)	—	—	—	—	—	—	23,409	$1,231,782
John Rettig	8/2/2018(2)	7	0	$5.26	8/1/2028	—	—	—	—
	2/13/2019(3)	96,300	0	$8.76	2/12/2029	—	—	—	—
	5/28/2020(4)	23,000	0	$69.37	5/28/2030	—	—	—	—
	7/20/2021(5)	7,659	3,482	$194.41	7/21/2031	—	—	—	—
	7/20/2021(6)	—	—	—	—	5,571	$293,146	—	—
	12/13/2021 (7)	—	—	—	—	13,125	$690,638	—	—
	12/13/2021 (8)	—	—	—	—	—	—	50,000	$2,631,000
	7/28/2022 (9)	—	—	—	—	38,584	$2,030,290	—	—
	7/28/2022(10)	—	—	—	—	9,470	$498,311	—	—
	8/15/2023(11)	—	—	—	—	33,965	$1,787,238	—	—
	8/15/2023(12)	—	—	—	—	0	$0	—	—
	8/15/2023(13)	—	—	—	—	—	—	16,721	$879,859
Raj Aji	5/28/2020(4)	5,842	0	$69.37	5/28/2030	—	—	—	—
	7/20/2021 (5)	3,133	1,741	$194.41	7/20/2031	—	—	—	—
	7/20/2021 (6)	—	—	—	—	2,786	$146,599	—	—
	7/28/2022 (9)	—	—	—	—	16,077	$845,972	—	—
	7/28/2022 (10)	—	—	—	—	3,946	$207,639	—	—
	8/15/2023 (11)	—	—	—	—	9,578	$503,994	—	—
	8/15/2023 (12)	—	—	—	—	0	$0	—	—
	8/15/2023 (13)	—	—	—	—	—	—	2,947	$155,071

(1)	The dollar amounts shown are determined by multiplying the number of unvested shares or units by $52.62, the closing price of our common stock on the last trading day of fiscal 2024.
(2)	The stock option vests at a rate of 1/48th of the shares of our common stock underlying the stock option each month following the August 2, 2018 vesting commencement date.
(3)
The stock option vests at a rate of 1/2 of the shares of our common stock underlying the stock option on the two—year anniversary of the December 10, 2018 vesting commencement date and an additional 1/48th of the shares of our common stock underlying the stock option monthly thereafter.

(4)	The stock option vests at a rate of 1/16th of the shares of our common stock underlying the stock option each quarter following the May 28, 2020 vesting commencement date.
(5)	The stock option vests at a rate of 1/16th of the shares of our common stock underlying the stock option each quarter following the August 28, 2021 vesting commencement date.
(6)	The stock award vests at a rate of 1/16th of the shares of our common stock underlying the award each quarter following the August 28, 2021 vesting commencement date.
(7)	The stock award vests at a rate of 1/16th of the shares of our common stock underlying the award quarterly over four years, beginning February 28, 2022.

(8)
Reflects target achievement for Mr. Rettig’s PSU award; there is no threshold for the PSU. The PSU includes three tranches, each subject to achievement of price—based goals during a five—year performance period commencing on the date of grant. To the extent achieved, the first, second and third tranches may vest no earlier than December 1, 2022, 2023 and 2024, respectively. To date, none of the three tranches have been earned.

(9)	The stock award vests at a rate of 1/16th of the shares of our common stock underlying the award each quarter following the August 28, 2022 vesting commencement date.
(10)
The shares shown reflect the final achievement of the fiscal 2023 PSUs, as described in Compensation Discussion & Analysis. The achieved shares vest at a rate of 1/3rd of the shares of our common stock underlying the award following the certification of fiscal 2023 results on August 28, 2023, and then 1/8th quarterly over the next 2 years.

(11)	The stock award vests at a rate of 1/16th of the shares of our common stock underlying the award each quarter following the August 28, 2023 vesting commencement date.
(12)	The shares shown reflect the final achievement of the fiscal 2024 PSUs, as described in Compensation Discussion & Analysis. No shares will achieve and vest.
(13)
The shares shown reflect the target achievement of the fiscal 2024 TSR PSUs, as described in Compensation Discussion & Analysis. The fiscal 2024 TSR PSUs are subject to the level of achievement of relative TSR metrics over a three—year period, ending June 30, 2026. To the extent achieved, the achieved shares will vest in full at such time.

Fiscal 2024 Stock Option Exercises and Stock Vested Table
The following table presents, for each of our Named Executive Officers, the number of shares of our common stock acquired upon the exercise of stock options or vesting and settlement of RSUs during fiscal 2024 and the aggregate value realized upon the exercise of stock options and the vesting and settlement of RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
René Lacerte	—	—	100,118	$7,338,094
John Rettig	—	—	66,446	$4,897,632
Loren Padelford	—	—	24,006	$1,773,456
Raj Aji	7,812	$410,286	20,855	$1,560,517

(1)
The aggregate value realized upon the exercise of a stock option represents the difference between the aggregate market price of the shares of our common stock on the date of exercise and the aggregate exercise price of the stock option. Amounts shown are presented on an aggregate basis for all exercises that occurred during fiscal 2024.

(2)
The aggregate value realized upon the vesting and settlement of an RSU is based on the closing price on NYSE of our common stock on the day of vesting, except where day of vesting falls on weekend, it is the closing price on NYSE on the closest prior trading day. Amounts shown are presented on an aggregate basis for all vesting and settlement that occurred during fiscal 2024.

Potential Payments upon Termination or Change in Control
Change in Control and Severance Agreements
We have entered into change in control and severance agreements (CIC agreements) with each of our executive officers, including our Named Executive Officers, which provide for the following benefits if the executive is terminated by us without cause (as such term is defined in the CIC agreement) outside of a change in control (as such term is defined in the CIC agreement) in exchange for a customary release of claims: (i) a lump sum severance payment of six months base salary for our executive officers (eighteen months for our Chief Executive Officer and twelve months for our Chief Financial Officer and Chief Commercial Officer), (ii) a lump sum payment equal to the executive officer’s then–current target bonus opportunity prorated for the months served during the bonus year, and (iii) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for the same period of time as the salary severance.
If the executive officer’s employment is terminated by us without cause or by the executive for good reason (as such term is defined in the CIC agreement) within the three months preceding a change in control (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the twelve months following a change in control, the CIC agreements provide the following benefits in exchange for a customary release of claims: (i) a lump sum severance payment of twelve months base salary and 100% of target bonus for our executive officers (eighteen months base salary and 150% target bonus for our Chief Executive Officer), (ii) a lump sum payment equal to the executive officer’s then–current target bonus opportunity prorated for the number of months served out of the bonus year, (iii) 100% acceleration of any then–unvested equity awards (unless provided otherwise in a performance–based equity award agreement), and (iv) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for the same period of time as the salary severance. Each CIC agreement is in effect for three years, with automatic renewals unless notice is given by us to the executive officer three months prior to expiration.

We believe that these arrangements are designed to align the interests of our Named Executive Officers and our stockholders when considering our long–term future. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing all corporate transaction activity that is in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. All payments, benefits and acceleration of vesting of outstanding equity awards in the event of a change in control of BILL are payable only if there is a subsequent loss of employment by a Named Executive Officer (a so–called “double–trigger” arrangement). The benefits under the change in control and severance agreements supersede all other cash severance and vesting acceleration arrangements.
Mr. Padelford resigned effective March 2024, and no severance benefits were paid to him.
Fiscal 2024 Financial PSUs
In the event that a change in control had occurred while the performance period for the fiscal 2024 financial PSUs was ongoing, the Non–GAAP Net Income Threshold would be disregarded, and the Core Revenue performance metric would be deemed achieved at the greater of target level or actual performance (as determined by the Board or the Compensation Committee in its sole discretion) as of such date. The resulting achieved PSUs would then vest as to 1/3rd on the regular quarterly vesting date following the change in control and 2/3rds over eight quarters thereafter, subject to the executive’s continued service. Such post–change in control time–vesting PSUs would be eligible for the double trigger acceleration set forth in the CIC Agreements described above.
Fiscal 2024 TSR PSUs
In the event that a change in control occurs during the performance period for the fiscal 2024 TSR PSUs, the degree of achievement will be determined based on the sale price of a share of our common stock in the change in control. Thereafter, any achieved PSUs will vest in twelve equal quarterly installments measured from July 1, 2023 (with any achieved PSUs that would be vested as of the change in control date immediately vesting at such time). Such post–change in control time–vesting PSUs will also be eligible for the double trigger acceleration set forth in the CIC Agreements described above.
CFO December 2021 PSU
Mr. Rettig’s PSU granted in December 2021, which is subject to three increasing stock price goals, remains outstanding and eligible to be achieved. In the event of a change in control, the stock price goals shall be determined by reference to the price per share paid in such change in control. In the case of achievement between two stock price goals based on such per share price paid in a change in control, the achievement and resulting number of shares eligible to vest will be interpolated. Any resulting achieved shares will be subject to time–based vesting, and such post–change in control time–vesting PSUs would be eligible for the double trigger acceleration set forth in the CIC Agreement described above.
The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our Named Executive Officers. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on June 28, 2024, the final trading day of the fiscal year, and the price per share of our common stock was the closing price on the NYSE as of June 28, 2024, which was $52.62. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	Qualifying Termination — No Change in Control				Qualifying Termination — Change in Control
Name	Cash Severance(1)	Non—Equity Incentive Plan Compensation($)	Continuation Of Medical Benefits	Total	Cash Severance(1)	Non—Equity Incentive Plan Compensation ($)(4)	Continuation of Medical Benefits	Value of Accelerated Vesting(2)	Total
René Lacerte	$825,000(3)	$550,000	$93,278	$1,468,278	$1,650,000(3)	$550,000	$93,278	$6,395,593	$8,688,870
John Rettig	$500,000(5)	$500,000	$69,302	$1,069,302	$1,000,000(6)	$500,000	$69,302	$5,299,623(7)	$6,868,925
Loren Padelford(8)	—	—	—	—	—	—	—	—	—
Raj Aji	$200,000(6)	$240,000	$31,093	$471,093	$640,000(6)	$240,000	$62,185	$1,704,204	$2,646,389

(1)	The cash severance amount was determined based on the base salaries (and if applicable, target bonus award opportunities) in effect as of June 30, 2024.

(2)
The value of accelerated vesting is calculated based on the per share closing price on NYSE as of June 28, 2024, the last trading day of fiscal 2024, which was $52.62, less, if applicable, the aggregate exercise price of each outstanding exercisable stock option.

The value of accelerated vesting includes 100% of each of the executive’s then outstanding unvested time—based equity awards.
The Fiscal 2024 Financial PSUs are excluded because they were not achieved as of the end of fiscal 2024 and forfeited.
The value of accelerated vesting does not include the Fiscal 2024 TSR PSUs because the TSR threshold target would not have been achieved using our closing price of $52.62 on June 28, 2024 as the assumed change in control per share value, and therefore no Fiscal 2024 TSR PSUs were eligible for acceleration.
The value of accelerated vesting does not include any of the PSUs granted to Mr. Rettig in December 2021 (the “Rettig PSUs”) because none of the Rettig PSU stock price targets were achieved as of June 28, 2024 (and none would have been achieved when using our closing price of $52.62 on June 28, 2024 as the assumed change in control per share value), and therefore no Rettig PSUs were eligible for acceleration.
(3)	Amount represents 18 months of base salary (under no change of control) and 18 months of base salary plus target annual bonus opportunity (under change in control).
(4)
Per agreement, executives are entitled to receive a prorated portion of their current fiscal year bonus opportunity. Amounts in table above reflect the executive's annual target bonus opportunity given the assumed triggering event date of June 30, 2024.

(5)	Amount represents 12 months of base salary (under no change of control) and 12 months of base salary plus target annual bonus opportunity (under change in control).
(6)	Amount represents 6 months of base salary (under no change of control) and 12 months of base salary plus target annual bonus opportunity (under change in control).
(7)
The value of accelerated vesting does not include the PSUs granted to Mr. Rettig in December 2021, which are subject to price—based metrics that were not achieved based on our closing price of $52.62 on June 28, 2024, the final trading day of our fiscal year.

(8)	Mr. Padelford departed from his role as Chief Commercial Officer effective March 15, 2024. He did not receive, and is no longer eligible for, any severance benefits.

PAY-VERSUS-PERFORMANCE DISCLOSURE
The Compensation Committee approves and administers our executive compensation program, which it designs to attract, incentivize, reward, and retain our executive officers. Our program aligns executive pay with stockholder interests and links pay to performance through a blend of short-term and long-term performance measures.
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the compensation actually paid to our Named Executive Officers and certain aspects of our financial performance. For further information concerning our pay for performance philosophy and how executive compensation aligns with our performance, please refer to “Compensation Discussion and Analysis” above.
Pay-Versus-Performance Table

Year[1]	Summary Compensation Table Total for PEO[2]	Compensation Actually Paid to PEO[3]	Average Summary Compensation Table Total for Non-PEO Named Executive Officers[2]	Average Compensation Actually Paid to Non- PEO Named Executive Officers[3]	Value of Initial Fixed $100 Investment Based On:		Net Income[6]	Company-Selected Measure: Core Revenue[7]
					Total Stockholder Return[4]	Peer Group Total Stockholder Return[4,5]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$14,377,970	($4,629,120)	$5,689,669	($4,474,346)	$58	$245	($28,878,000)	$1,122,733,000
2023	$17,721,164	$18,224,752	$7,715,493	$7,289,711	$130	$173	($223,725,000)	$944,710,000
2022	$13,929,027	$6,016,600	$35,416,613	$17,964,941	$122	$123	($326,361,000)	$633,365,000
2021	$1,203,500	$88,064,283	$2,481,593	$19,844,278	$203	$142	($98,720,000)	$232,255,000

1
During fiscal years 2021, 2022, 2023, and 2024 our principal executive officer (PEO) was Rene Lacerte. The names of each non-PEO Named Executive Officer included for purposes of calculating the average amounts of total compensation in each covered fiscal year are as follows:

FY2024	FY2023	FY2022	FY2021
• John Rettig • Rajesh Aji • Loren Padelford	• John Rettig • Rajesh Aji • Bora Chung • Loren Padelford	• John Rettig • Bora Chung • Thomas Clayton • Mark Lenhard • Blake Murray	• John Rettig • Rajesh Aji • Bora Chung • Thomas Clayton

2
The dollar amounts reported in columns (b) and (d) are the amounts reported for our PEO and the average of our non-PEO Named Executive officers, respectively, for each corresponding year in the “Total” column in the Summary Compensation Table.

3
The dollar amounts reported in columns (c) and (e) represent the amount of “compensation actually paid” to our PEO and non-PEO Named Executive Officers in each respective year. The dollar amounts do not reflect the actual amount of compensation earned or received during the applicable fiscal year. There are no material differences to the assumptions used to compute the valuation of the equity awards for calculation the “compensation actually paid” from the assumptions used to compute the valuation of such equity awards as of the grant date. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the total compensation of our PEO and non-PEO Named Executive Officers for fiscal 2024 to determine the “compensation actually paid” to each such period.

Prior FYE Current FYE Fiscal Year	PEO 6/30/2023 6/30/2024 2024
SCT Total	$14,377,970
- Change in Pension Value and Above Market Non-Qualified Deferred Compensation	$0
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($13,180,642)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$3,495,387
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	($5,170,288)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$662,910
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($4,814,458)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0
Compensation Actually Paid	($4,629,120)

Prior FYE Current FYE Fiscal Year	NEO 6/30/2023 6/30/2024 2024
SCT Total	$5,689,669
- Change in Pension Value and Above Market Non-Qualified Deferred Compensation	$0
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($4,961,616)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$1,041,918
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	($2,847,072)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$202,341
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($1,240,826)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	($2,358,759)
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0
Compensation Actually Paid	($4,474,346)

4
Company and Peer Group total stockholder return shown in columns (f) and (g) is calculated assuming that a $100 investment was made on the close of trading on June 30, 2020 and reinvesting all dividends until the last day of each reported fiscal year.

5	The peer group used is the S&P 500 Information Technology Index, as used in the performance graph shown in our annual report.
6	The dollar amounts reported in column (h) represent the amount of net income (loss) reflected in our audited financial statements for each covered fiscal year.
7
The company-selected metric is Core Revenue. Core Revenue growth continues to be viewed as a key metric of our business performance and aligned with long term stockholder value creation as reflected in its use in our Fiscal 2024 Bonus Program and fiscal 2024 financial PSU awards. We define Core Revenue as revenue generated by subscription and transaction fees.

Financial Performance Measures
The financial performance measures listed below (unranked) represent all of the financial performance measures that we consider to have been the most important in linking “compensation actually paid” to our Named Executive Officers to company performance in fiscal 2024:
•	Core Revenue
•	EBITDA Less Float
•	Relative Total Stockholder Return; and
•	Non-GAAP Net Income

Compensation Actually Paid and Company TSR and Peer Group TSR
The following chart illustrates the relationship between our Compensation Actually Paid and TSR.

BILL & Peer TSR vs. Compensation Actually Paid
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
BILL TSR
S&P 500 Information Technology (Sector) (Total Return) TSR
Compensation Actually Paid ($M)
Value of $100 Investment from 6/30/2020)
$100
$80
$60
$40
$20
$0
-$20
$300
$270
$240
$210
$180
$150
$120
$90
$60
$30
$0
$88.06
$203
$142
$19.84
$122
$123
$17.96
$6.02
$173
$130
$18.22
$7.29
$245
$58
($4.47)
FY 2021
FY 2022
FY 2023
FY 2024

Compensation Actually Paid and Net Income
The following chart illustrates the relationship between our Compensation Actually Paid and Net Income.

BILL Net Income vs. Compensation Actually Paid
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Net Income ($M)
Compensation Actually Paid ($M)
Net Income ($M)
$100
$80
$60
$40
$20
$0
-$20
$0.0
($50.0)
($100.0)
($150.0)
($200.0)
($250.0)
($300.0)
($350.0)
$88.06
$19.84
($98.7)
$6.02
$17.96
($326.4)
$18.22
$7.29
($223.7)
($29)
($4.47)
FY 2021
FY 2022
FY 2023
FY 2024

Compensation Actually Paid and Revenue
The following chart illustrates the relationship between our Compensation Actually Paid and Core Revenue.

BILL Core Revenue vs. Compensation Actually Paid
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Core Revenue ($M)
Compensation Actually Paid ($M)
Core Revenue ($M)
$100
$80
$60
$40
$20
$0
-$20
$1,200.0
$1,000.0
$800.0
$600.0
$400.0
$200.0
$0.0
$88.06
$19.84
$232.3
$633.4
$17.96
$6.02
$944.7
$18.22
$7.29
$1,122.7
($4.47)
FY 2021
FY 2022
FY 2023
FY 2024

CEO PAY RATIO
The following table presents the median of the annual total compensation of all our employees (other than Mr. Lacerte, our CEO), the annual total compensation of Mr. Lacerte and the ratio between the two. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

FY2024 CEO annual total compensation as calculated pursuant to Item 402(u) of Regulation S-K	$14,377,970
FY2024 median employee annual total compensation	$206,309
Ratio of CEO to median employee annual total compensation	70:1

In identifying our median employee, we chose June 30, 2024, which is the last day of our most recently completed fiscal year, as the determination date. The pay ratio disclosure rules allow companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent (5%) or less of the company’s total number of employees. We applied this de minimis exemption when identifying the median employee by excluding 8 non-U.S. employees as follows: 7 employees in Australia and one employee in Canada. After taking into account the de minimis exemption, 2,176 full-time employees who were employed by us (including our consolidated subsidiaries) in the U.S., including employees on a leave of absence, on the determination date were considered for identifying the median employee.
To identify our median employee, we used a consistently applied compensation measure consisting of annual base salary earned, actual bonuses earned, and grant date fair value of equity awards granted to our employees, excluding our CEO, for the 12-month period from July 1, 2023, through June 30, 2024. This compensation measure was consistently applied to all employees included in the calculation and reasonably reflects the annual compensation of our employees. We did not make any cost-of-living adjustment. We did not include any independent contractors or other non-employee workers in our employee population. Using this approach, we selected the individual at the median of our employee population. We then calculated annual total compensation for this employee using the same methodology we use for our Named Executive Officers as set forth in our Fiscal 2024 Summary Compensation Table. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Fiscal 2024 Summary Compensation Table.
SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as the SEC explained when it adopted these rules, in considering the pay-ratio disclosure, stockholders should keep in mind that the rules were not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather were designed to allow stockholders to better understand and assess each particular company’s compensation practices and pay-ratio disclosures.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of June 30, 2024 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of stock options and release of RSUs (#)	Weighted– average exercise price of outstanding options ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	6,446,305	$18.66	18,041,434(3)
Equity compensation plans not approved by security holders(4)	—	—	—
Total	—	—	—

(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the release of RSUs upon vesting, because RSUs have no exercise price.
(2)
Includes the 2006 Equity Incentive Plan (2006 Plan), the 2016 Equity Incentive Plan (2016 Plan) and the 2019 Plan and excludes purchase rights accruing under the 2019 Employee Stock Purchase Plan (2019 ESPP).

(3)
There are no shares of common stock available for issuance under our 2006 Plan or 2016 Plan, but those plans will continue to govern the terms of stock options and RSUs previously granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2006 Plan or 2016 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of common stock under our 2019 Plan. In addition, the number of shares reserved for issuance under our 2019 Plan increased automatically by 5,332,278 on July 1, 2024 and will increase automatically on the first day of July of each of 2025 through 2029 by the number of shares equal to 5% of the total issued and outstanding shares of our common stock as of the immediately preceding June 30 or a lower number approved by our Board. As of June 30, 2024, there were 4,319,021 shares of common stock available for issuance under the 2019 ESPP. The number of shares reserved for issuance under our 2019 ESPP increased automatically by 1,066,455 on July 1, 2024 and will increase automatically on the first day of July of each year during the term of the 2019 ESPP by the number of shares equal to 1% of the total outstanding shares of our common stock as of the immediately preceding June 30 or a lower number approved by our Board.

(4)
Excludes outstanding options to acquire 65,964 shares of common stock with a weighted average exercise price of $17.54 that were assumed by us in connection with the acquisition of DivvyPay, Inc. Excludes outstanding options to acquire 12,934 shares of common stock with a weighted average exercise price of $40.39 that were assumed by us in connection with the acquisition of Invoice2go. No additional awards will be made under such plans.

OUR PROPOSALS
PROPOSAL NO. 1:
ELECTION OF DIRECTORS
The current terms of four directors expire at the Annual Meeting, and all four of such directors are standing for re-election at the Annual Meeting.
Each director nominee elected will hold office until the 2027 Annual Meeting of Stockholders and until a successor has been duly elected and qualified unless, prior to such meeting a director shall resign, or his or her directorship shall become vacant due to his or her death, resignation or removal.

Name	Age	Position
Aida Alvarez	75	Director
Steven Fisher	60	Director and Chair of the Cybersecurity Committee
Allison Mnookin	54	Director and Chair of the Compensation Committee
Alison Wagonfeld	54	Director

For information as to the shares of common stock held by our director nominees, see “Security Ownership of Certain Beneficial Owners and Management” above and for a biographical summary of our director nominees, see “Our Board of Directors” above. There are no arrangements or understandings between any of the director nominees or executive officers and any other person pursuant to which our director nominees or executive officers have been selected for their respective positions.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.
(PROPOSAL NO. 1 ON YOUR PROXY CARD)

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending June 30, 2025, and recommends that stockholders vote for ratification of such selection. The ratification of the selection of PwC as our independent registered public accounting firm for the year ending June 30, 2025 requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting. In the event that PwC is not ratified by our stockholders, the Audit Committee will review its future selection of PwC as our independent registered public accounting firm. Further, the Audit Committee may select a different independent registered public accounting firm at any time if, in the committee’s sole discretion, the committee determines that such a change would be in the best interests of the Company and our stockholders.
We expect representatives of PwC to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions. We do not expect representatives of Ernst & Young LLP (EY), our former independent registered public accounting firm, to be present at the Annual Meeting and, therefore, they will not make a statement or address questions.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. PwC will periodically rotate, and EY periodically rotated, the individuals responsible for our audit.
During the year ended June 30, 2024, fees for services provided by PwC were as follows (in thousands):

Fees Billed to BILL Holdings, Inc.	2024
Audit fees(1)	$4,136
Audit-related fees(2)	1,733
Tax fees(3)	316
All other fees(4)	9
Total fees	$6,194

(1)
“Audit fees” consisted mainly of fees for work performed in connection with the audit of our annual consolidated financial statements and internal control over financial reporting, review of our unaudited quarterly consolidated financial statements, and audit of the financial statements of a subsidiary as required by certain state regulations.

(2)	“Audit-related fees” consisted of fees for accounting due diligence and consultations in connection with corporate transactions.
(3)	“Tax fees” consisted of fees for work performed in connection with tax compliance and planning, including payroll tax and international tax matters.
(4)	“All other fees” consisted of fees for work performed in connection with assessments of certain of our compliance programs.
During the year ended June 30, 2023, fees for services provided by EY were as follows (in thousands):

Fees Billed to BILL Holdings, Inc.	2023
Audit fees(1)	$4,561
Audit-related fees	—
Tax fees	—
All other fees(2)	172
Total fees	$4,733

(1)
“Audit fees” consisted mainly of fees for work performed in connection with the audit of our annual consolidated financial statements and internal control over financial reporting, review of our unaudited quarterly consolidated financial statements, consultations in connection with the preparation of our fiscal 2023 financial statements, and audit of the financial statements of a subsidiary as required by certain state regulations.

(2)	“All other fees” consisted of fees for work performed in connection with assessments of certain of our compliance programs.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the tables above were approved by our Audit Committee.
Changes in Independent Registered Public Accounting Firm
On September 5, 2023, our Audit Committee dismissed EY as our independent registered public accounting firm. The dismissal was not related to any disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
Other than as described below, the reports of EY on our consolidated financial statements as of and for the fiscal years ended June 30, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended June 30, 2023 and 2022 and during the interim period through September 5, 2023 there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between us and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to EY’s satisfaction, would have caused EY to make reference thereto in their reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in our internal control over financial reporting for the fiscal year ended June 30, 2022, previously reported in Item 9A of Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC on May 26, 2023, which related to our insufficient testing, documentation, and evidence retained to conclude on the effectiveness of internal control over financial reporting of certain information systems and applications within the quote-to-cash process as of June 30, 2022, and was subsequently remediated as of June 30, 2023, as reported in our Annual Report on Form 10-K filed with the SEC on August 29, 2023. This reportable event was discussed among the Audit Committee and EY. EY has been authorized by us to respond fully to the inquiries of PwC, concerning this reportable event.
We previously provided EY with a copy of the above disclosures as included in our Form 8-K filed with the SEC on September 7, 2023, and requested EY to furnish us with a letter addressed to the SEC stating whether EY agreed with the statements made by us in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of EY’s letter, dated September 7, 2023, is attached as Exhibit 16.1 to that Form 8-K, and is incorporated herein by reference.
On September 5, 2023, the Audit Committee approved the engagement of PwC as our independent registered public accounting firm for the fiscal year ending June 30, 2024. During our two most recent fiscal years ended June 30, 2023 and 2022, and during the interim period through September 5, 2023, neither we nor anyone acting on our behalf consulted with PwC regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2025.
(PROPOSAL NO. 2 ON YOUR PROXY CARD)

PROPOSAL NO. 3:
ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
We urge stockholders to read the section titled “Compensation Discussion and Analysis” beginning on page 34 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, beginning on page 57, which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the section titled “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has contributed to the Company’s recent and long-term success.
In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our Named Executive Officers. This non-binding advisory vote is commonly referred to as a “Say on Pay” vote and will be determined by the vote of a majority of the voting power of the shares present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion and the other related disclosures.”
As an advisory vote, this proposal is not binding. However, our Board and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY VOTE TO
APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS IN FISCAL 2024
(PROPOSAL NO. 3 ON YOUR PROXY CARD)

PROPOSAL NO. 4:
APPROVAL OF AN AMENDMENT TO OUR
RESTATED CERTIFICATE OF INCORPORATION TO PERMIT THE
EXCULPATION OF OFFICERS FROM PERSONAL LIABILITY FOR
CERTAIN BREACHES OF THE DUTY OF CARE
Section 102(b)(7) of the DGCL was amended effective August 1, 2022, to authorize exculpation of officers of Delaware corporations. Specifically, the amendment permits Delaware corporations to exculpate their officers, in addition to their directors, for personal liability for breach of the duty of care in certain actions. This exculpation would not protect officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this exculpation shield such officers from liability for claims brought by or in the right of the corporation, such as derivative claims.
Our Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain highly-qualified senior leadership. The nature of the role of directors and officers often requires them to make decisions on crucial matters often in time-sensitive situations, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. Many competitor companies have adopted, and we expect additional competitors will likely adopt, exculpation clauses that limit the personal liability of officers in their charters and failing to adopt the amendment to our current Charter could negatively affect our ability to recruit and retain high-caliber officer candidates.
The proposed amendment to our current Charter is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any director or officer. This protection has long been afforded to directors, and our Board believes that extending similar exculpation to our officers is fair and in the best interests of our Company and its stockholders. Accordingly, our Board has unanimously approved the amendment to the Charter (the Charter Amendment) in the form attached to this Proxy Statement as Appendix B, which reflects the amendment described above, declared the Charter Amendment to be advisable and in the best interests of us and our stockholders and recommends that our stockholders vote “FOR” the Charter Amendment.
If our stockholders approve the Charter Amendment, our Board has authorized our officers to file the Charter Amendment with the Delaware Secretary of State, to become effective upon acceptance by the Delaware Secretary of State. Our Board intends to have that filing made if, and as soon as practicable after, this proposal is approved at this Annual Meeting. However, even if our stockholders adopt the Charter Amendment, our Board may abandon the Charter Amendment without further stockholder action prior to the effectiveness of the filing of the Charter Amendment with the Delaware Secretary of State and, if abandoned, the Charter Amendment will not become effective. If our Board abandons the Charter Amendment, it will publicly disclose that fact and the reason for its determination.
If this proposal is not approved by our stockholders, or if our Board abandons the Charter Amendment, then the Charter Amendment will not be adopted and the current Charter will remain in place.
The affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of common stock entitled to vote at the annual meeting, voting as a single class, is required to approve the Charter Amendment. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are treated the same as voting “AGAINST” this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE CHARTER AMENDMENT
(PROPOSAL NO. 4 ON YOUR PROXY CARD)

OUR ANNUAL MEETING AND GENERAL INFORMATION
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited by the Board on behalf of BILL Holdings, Inc. for use at our 2024 Annual Meeting of Stockholders, to be held virtually at www.virtualshareholdermeeting.com/BILL2024 on Thursday, December 5, 2024 at 9:00 a.m. Pacific Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this Proxy Statement for the Annual Meeting, and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about October 25, 2024.
INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this means of delivery makes the proxy distribution process more efficient and less costly, and helps in conserving natural resources.
GENERAL INFORMATION ABOUT THE MEETING
Record Date; Quorum
Only holders of record of our common stock at the close of business on October 10, 2024 (the Record Date), will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 103,489,114 shares of common stock outstanding and entitled to vote. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting by written request via email to our Corporate Secretary at corpsec@hq.bill.com.
The holders of a majority of the voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote at the Annual Meeting or if you have properly submitted a proxy.
Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of common stock represents one vote. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a broker, bank, trustee or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each director will be elected by a plurality of the votes cast, which means that the four nominees receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or any of the nominees you specify.
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.
Approval, on a non-binding advisory basis, of the compensation paid by us to our Named Executive Officers (as defined herein) as disclosed in this Proxy Statement will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.
Approval of the amendment and restatement of our Charter will be obtained if the holders of a majority of the voting power of all of the outstanding shares of common stock entitled to vote at the Annual Meeting, voting as a single class, vote “FOR” the proposal.
Abstentions; Withholding Authority; Broker Non-Votes
Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. At the Annual Meeting, abstentions and proxies marked “withhold authority” will have no effect on Proposals No. 1, 2 and 3, and will be treated the same as voting “AGAINST” Proposal No. 4.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025 is considered a routine matter. The proposal for the election of directors, the amendment to our Charter and any other proposals presented at the Annual Meeting are non-routine matters. For Proposals No. 1, 2 and 3, broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon. For Proposal No. 4, broker non-votes will be treated the same as voting “AGAINST” the proposal. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Recommendations of Our Board on Each of the Proposals Scheduled to be Voted on at the Annual Meeting
Our Board recommends that you vote “FOR ALL NOMINEES” of the Class II directors named in this Proxy Statement (Proposal No. 1), “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025 (Proposal No. 2), “FOR” the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement (Proposal No. 3) and “FOR” the amendment of our Charter (Proposal No. 4). None of our directors or current executive officers has any substantial interest in any matter to be acted upon, other than the nominated directors’ interests in the elections to office under Proposal No. 1, the Named Executive Officers’ interests with respect to Proposal No. 3, and our executive officers’ interest in limiting liability for certain breaches of the duty of care pursuant to the Charter Amendment under Proposal No. 4.
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:
•
vote via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BILL2024, where stockholders may vote and submit questions during the meeting. The meeting starts at 9:00 a.m. Pacific Time. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/BILL2024, you must enter the 16-digit control number found on your proxy card or other proxy materials. If you do not have a control number, please contact the brokerage firm, bank, dealer, or other similar organization that holds your account as soon as possible so that you can be provided with a control number. Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/BILL2024. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the Internet so that your vote will be counted if you later decide not to attend the meeting;

•
vote by telephone or through the Internet—in order to do so, please follow the instructions shown on the Notice of Internet Availability of Proxy Materials or your proxy card. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees. Please check the voting instruction form for Internet voting availability. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible; or

•
vote by mail—if you request or receive a paper proxy card and voting instructions by mail, complete, sign and date the enclosed proxy card and promptly return it in the prepaid envelope provided. Your signed and dated proxy card must be received by the day prior to the Annual Meeting in order to be voted.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on December 4, 2024. Submitting your proxy whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•	delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again by telephone or through the Internet; or
•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.
Participating in the Annual Meeting
To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/BILL2024 and enter the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/BILL2024, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will do our best to respond to your question during the live webcast. A webcast replay of the Annual Meeting, including the Q&A session, will also be archived on the “Investor Relations” section of our website, which is located at investor.bill.com.
If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In either of these situations, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/BILL2024. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at the Next Annual Meeting
Our Bylaws provide that, for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the attention of the Corporate Secretary at our principal executive offices, the address of which is BILL Holdings, Inc., 6220 America Center Drive, Suite 100, San Jose, California 95002.
To be timely for our 2025 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on August 7, 2025 and not later than 5:00 p.m. Eastern Time on September 6, 2025. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our Bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2025 annual meeting of stockholders must be received by us not later than June 27, 2025 in order to be considered for inclusion in our proxy materials for that meeting. Proposals should be sent to our Corporate Secretary at our principal executive offices, and must comply with the ownership and other requirements set forth in Rule 14a-8 under the Exchange Act. We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on our review of the copies of such forms furnished to us and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the year ended June 30, 2024.
Annual Report
We will mail, without charge, upon written request, a copy of our annual report on Form 10-K for the fiscal year ended June 30, 2024, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
BILL Holdings, Inc.
6220 America Center Drive, Suite 100
San Jose, California 95002
Attn: Investor Relations
The annual report is also available on the “Investor Relations” section of our website, which is located at investor.bill.com under “SEC Filings” in the “Financials” section of our website, or by following the instructions in the Notice of Internet Availability of Proxy Materials.

Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via email as soon as future annual reports and proxy statements are available on the Internet, and you can submit your votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
Registered Owner (you hold our common stock in your own name through our transfer agent, Computershare Trust Company, N.A., or you are in possession of stock certificates): visit www-us.computershare.com/investor and log into your account to enroll.
Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.
Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call Computershare Trust Company, N.A., our transfer agent, at (800) 736-3001 or visit www-us.computershare.com/investor with questions about electronic delivery.
“Householding” − Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and other proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps in conserving natural resources.
This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and other proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of our annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge by calling 1-866-540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may contact our Investor Relations department at 6220 America Center Drive, Suite 100, San Jose, California 95002, Attn: Investor Relations, telephone number (650) 621-7700.
Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the address or telephone number listed above.

OTHER MATTERS
Our Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors

René Lacerte Chief Executive Officer

APPENDIX A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
This Proxy Statement includes references to financial measures not prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), including Non-GAAP Net Income, EBITDA Less Float, Non-GAAP Operating Income and Free Cash Flow.
These non-GAAP measures are not prepared in accordance with, and are not alternatives to financial measures prepared in accordance with, GAAP. There are material limitations associated with the use of non-GAAP financial measures as an analytical tool, and non-GAAP financial measures should not be considered in isolation or as substitutes for analysis of financial results as reported under GAAP. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from the non-GAAP financial measure. A reconciliation of the non-GAAP measures to their most directly comparable GAAP financial measure has been provided in the financial statement table below, and stockholders are encouraged to review the reconciliation.

Fiscal Year Ended June 30, 2024
(in thousands)
GAAP Net Loss	$(28,878)
Add - GAAP provision for income taxes	2,559
Income (loss) before taxes	(26,319)
Add (less):
Depreciation and amortization(1)	93,794
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	247,992
Acquisition and integration-related expenses	972
Restructuring	27,587
Amortization of debt issuance costs	6,238
Gain on debt extinguishment and change on mark to market derivatives associated with notes repurchase and capped call unwind	(45,271)
Non-GAAP net income before non-GAAP tax adjustments	304,993
Non-GAAP provision for income taxes(2)	(60,999)
Non-GAAP Net Income	$243,994
Add (less):
Other income, net	(147,845)
Amortization of debt issuance costs	(6,238)
Gain on debt extinguishment and change on mark to market derivatives associated with notes repurchase and capped call unwind	45,271
Non-GAAP provision for income taxes(2)	60,999
EBITDA	$196,181
Add (less):
Profit from Interest on Funds Held for Customers(3)	(165,230)
EBITDA Less Float	$30,951

(1)	Excludes amortization of capitalized internal-use software costs paid in cash.
(2)
The non-GAAP provision for income taxes is calculated using a blended tax rate of 20%, taking into consideration the nature of the taxed item and the applicable statutory tax rate in each relevant taxing jurisdiction.

(3)	Represents interest on funds held for customers less estimated fees paid for management of funds held for customers.
A-1

Fiscal Year Ended June 30, 2024
(in thousands)
GAAP Operating Loss	$(174,164)
Add:
Depreciation and amortization(1)	93,794
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses(2)	247,992
Acquisition-related and integration-related expenses	972
Restructuring	27,587
Non-GAAP Operating Income	$196,181

(1)	Excludes amortization of capitalized internal-use software costs paid in cash.
(2)	Excludes stock-based compensation charged to Restructuring.

Fiscal Year Ended June 30, 2024
(in thousands)
Net cash provided by operating activities	$278,771
Add (less):
Purchases of property and equipment	(976)
Capitalization of internal-use software costs	(19,917)
Free Cash Flow	$257,878

A-2

APPENDIX B: CERTIFICATE OF AMENDMENT TO RESTATED
CERTIFICATE OF INCORPORATION OF BILL HOLDINGS, INC.
BILL Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
1. The Corporation’s Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 16, 2019, under the name Bill.com Holdings, Inc., as amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on February 17, 2023 (as amended to the date hereof, the “Certificate of Incorporation”).
2. Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Certificate of Incorporation (this “Second Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation.
3. Pursuant to Section 242 of the DGCL, the Board of Directors of the Corporation has duly adopted this Second Certificate of Amendment, and the holders of the requisite number of shares of capital stock of the Corporation have approved this Second Certificate of Amendment.
4. Article VII of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:
“ARTICLE VII: DIRECTOR AND OFFICER LIABILITY
1. Limitation of Liability. To the fullest extent permitted by law, neither a director of the Corporation nor an officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.
2. Change in Rights. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.”
IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this [•] day of [•], 2024.

By:
Name:	René Lacerte

B-1

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BILL2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V57874-P16084 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BILL HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following nominees for Class II directors:

	For All	Withhold All	For All Except
1. To elect the directors listed below:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Aida Alvarez
02) Steve Fisher
03) Allison Mnookin
04) Alison Wagonfeld

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the Fiscal Year ending June 30, 2025.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of our Named Executive Officers (Say-on-Pay).	☐	☐	☐
4. To approve an amendment to our Restated Certificate of Incorporation to limit the liability of certain officers as permitted pursuant to recent amendments to the Delaware General Corporation Law.	☐	☐	☐

NOTE: The proxies may vote in their discretion upon any and all other matters as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

V57875-P16084

BILL HOLDINGS, INC.
Annual Meeting of Shareholders
December 5, 2024 9:00 AM PST
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) René Lacerte, John Rettig, and Raj Aji, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BILL HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM PST on December 5, 2024, virtually at www.virtualshareholdermeeting.com/BILL2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side